Exhibit 4.1

HONEYWELL PUERTO RICO SAVINGS AND OWNERSHIP PLAN

Amended and Restated Effective May 1, 2008

ARTICLE I	STATEMENT OF HISTORY	1
1.1	HISTORY	1
1.2	RIGHTS AFFECTED	1
1.3	QUALIFICATION UNDER THE PUERTO RICO INTERNAL REVENUE CODE	1
ARTICLE II	DEFINITIONS	2
ARTICLE III	PARTICIPATION AND ELIGIBILITY	13
3.1	NEW PARTICIPANTS	13
3.2	EXCLUDED EMPLOYEES	13
3.3	PROCEDURE FOR AND EFFECT OF PARTICIPATION	14
3.4	PARTICIPATION UPON RE-EMPLOYMENT	14
3.5	ROLLOVER CONTRIBUTIONS FROM OTHER PLANS	14
ARTICLE IV	PARTICIPANT SALARY REDUCTION	16
4.1	PARTICIPANT CONTRIBUTIONS	16
4.2	AUTOMATIC SALARY REDUCTION AGREEMENT	17
4.3	CHANGE IN SALARY REDUCTION RATE	18
4.4	TIMING OF CONTRIBUTIONS	18
4.5	CATCH-UP CONTRIBUTION ELECTION	18
ARTICLE V	EMPLOYER CONTRIBUTIONS	19
5.1	EMPLOYER MATCHING CONTRIBUTION	19
ARTICLE VI	LIMITATIONS ON CONTRIBUTIONS	20
6.1	BEFORE-TAX CONTRIBUTION LIMITATIONS	20
6.2	NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS	21
6.3	CORRECTION OF DISCRIMINATORY CONTRIBUTIONS	22
6.4	FORFEITURE OF MATCHING CONTRIBUTIONS	25
6.5	LIMITATION ON ALLOCATION TO PARTICIPANT'S ACCOUNT	25
ARTICLE VII	VESTING	27
7.1	BEFORE-TAX, AFTER-TAX, PRIOR PLAN EMPLOYER CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS	27
7.2	VESTING – EMPLOYER CONTRIBUTIONS	27
7.3	FORFEITURE AND REPAYMENT	27

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HONEYWELL PUERTO RICO SAVINGS AND OWNERSHIP PLAN

(Effective May 1, 2008)

ARTICLE I

STATEMENT OF HISTORY

1.1          HISTORY. Effective as of 12:01 am on May 1, 2008, the Honeywell Puerto Rico Savings and Ownership Plan (the “Plan”) was created. The Plan is generally effective May 1, 2008, except for provisions that are effective as of other dates.

1.2          RIGHTS AFFECTED. The provisions of this Plan apply to Eligible Employees who complete an Hour of Service on or after May 1, 2008. The rights of any Participant who does not have an Hour of Service on or after May 1, 2008 shall be governed by the Plan in effect on his termination from employment, except as provided in the Plan.

1.3          QUALIFICATION UNDER THE PUERTO RICO INTERNAL REVENUE CODE. It is intended that the Plan be a qualified within the meaning of Section 1165(a) of the Puerto Rico Internal Revenue Code, as amended (the "P.R. Code"), that the requirements of Code Sections 1165(e) be satisfied as to that portion of the Plan applicable to Before-Tax Contributions, that the requirements of P.R. Code Section 1165(a) be satisfied as to that portion of the Plan applicable to After-Tax Contributions and Employer Matching Contributions, and that the Trust or other funding vehicle associated with the Plan be exempt from Puerto Rico income taxation pursuant to the provisions of P.R. Code Section 1101(a).

Pursuant to Section 1022(i)(1) of the Employee Retirement Security Act of 1974, as amended, for United States income tax purposes, the Plan’s trust will be considered as an organization described in Section 401(a) of the U.S. Code and, thus, as exempted under Section 501(a) of the U.S. Code.

ARTICLE II

DEFINITIONS

Whenever the following words and phrases defined below appear in the Plan, they shall have the respective meaning set forth below, unless the context clearly indicates otherwise. Further, as a matter of general construction, when used herein, the singular shall include the plural and the masculine shall include the feminine and the neuter, unless the context clearly indicates otherwise.

2.1         "Account Balance" or "Accounts" shall mean the aggregate of the amounts in the Participant's Before-Tax Contribution Account, Employer Matching Contribution Account, Prior Plan Employer Contribution Account, Rollover Contribution Account, and After-Tax Contribution Account as of the applicable date.

2.2         "Actual Deferral Percentage" shall mean for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the amount of Before-Tax Contributions actually paid over to the Trust on behalf of each such Eligible Employee for such Plan Year, to (ii) the Eligible Employee's Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. In computing the Actual Deferral Percentage, Before-Tax Contributions shall not include any amounts properly returned to the Participant as excess Annual Additions under Section 6.5; any amounts properly returned to a Nonhighly Compensated Employee as excess deferrals under Section 6.1; or any amounts properly characterized as Catch-Up Contributions. The Actual Deferral Percentage for a Participant who makes no Before-Tax Contributions during a Plan Year shall be 0%.

2.3        "Affiliated Company" shall mean:

(a)              any corporation which is a member of the same controlled group of corporations as the Company within the meaning of Section 414(b) of the U.S. Code;

(b)              any unincorporated trade or business which is under common control with the Company, as determined under Section 414(c) of the U.S. Code;

(c)              any member of an affiliated service group, as defined in Section 414(m) of the U.S. Code, which includes the Company; and

(d)              any trade or business which is otherwise aggregated with the Company under Section 414(o) of the U.S. Code.

For purposes of Sections 2.26 and 2.54, a "controlled group of corporations" also includes any corporation which would be considered a member of a controlled group for purposes of Section 409(l) of the U.S. Code.

2.4         "After-Tax Contribution Account" shall mean the account maintained for a Participant to record After-Tax Contributions made on his behalf by the Employer, as well as earnings and losses which accrue on such contributions.

2.5         "After-Tax Contributions" shall mean Participant Contributions which are made on an after-tax basis pursuant to Article IV.

2.6         "Annual Addition" shall mean for any calendar year the sum of (a) Employer contributions (excluding amounts properly recharacterized as Catch-Up Contributions), (b) Employee contributions, (c) forfeitures, and (d) for purposes of the dollar limitation under Section 415(c)(1)(B) of the U.S. Code, amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the U.S. Code which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the U.S. Code, under a welfare benefit fund, as defined in Section 419(e) of the U.S. Code, maintained by the Employer

2.7         "Average Contribution Percentage" shall mean for each Plan Year the average of the ratios (calculated separately for each Eligible Employee in the group) of (i) the Employer Matching Contributions under the Plan on behalf of the Eligible Employee for the applicable calendar year ending with or within the applicable Plan Year, After-Tax Contributions and Before-Tax Contributions recharacterized as After-Tax Contributions pursuant to Section 6.3(d), to (ii) the Eligible Employee's Compensation for that portion of the applicable Plan Year during which the Eligible Employee was eligible to participate. The Average Contribution Percentage for a Participant who has not allocated an Employer Matching Contribution and does not make After-Tax Contributions or have any Before-Tax Contributions recharacterized as After-Tax Contributions shall be 0%. For purposes of determining Contribution Percentages, After-Tax Contributions are considered to have been made in the Plan Year in which they are contributed to the Trust. Employer Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period after the close of the Plan Year. In computing Contribution Percentages, the Plan Administrator may include, in subsection (i), Before-Tax Contributions, except for Before-Tax Contributions which are properly distributed as excess Annual Additions under Section 6.5 or amounts properly characterized as Catch-Up Contributions.

2.8         "Base Pay" shall mean base rate of pay and lump-sum merit increases prior to any contribution to the Plan (including nontaxable compensation received through a cafeteria plan under Section 1022(l) of the P.R. Code to the extent such compensation constitutes a reduction in base rate of pay), and elective amounts that are not includible in gross income of the Employee by reason of Section 1022(l)(1) of the P.R. Code, and does not include shift differentials, overtime or other premium pay, bonus, incentive payments or other extra compensation, or amounts deferred under any nonqualified plan of deferred compensation, but shall include sales commissions. Base Pay shall not include amounts paid for that period of time after termination of the employer-employee relationship during which an Employee continues on the payroll of the Employer or an Affiliated Company on account of the employment relationship which previously existed. For purposes of Article IV, Base Pay shall include accrued vacation pay.

2.9         "Before-Tax Contributions" shall mean Participant contributions which are made on a before-tax basis pursuant to Article IV and is then contributed to the Trust by the Employer. Before-Tax Contributions shall also include Catch-Up Contributions, unless otherwise indicated herein.

2.10       "Before-Tax Contribution Account" shall mean the account maintained for a Participant to record Before-Tax Contributions made on his behalf by the Employer and earnings and losses which accrue on such contributions.

2.11       "Beneficiary" shall mean a person properly designated by a Participant in accordance with Section 13.1 who is or may become entitled to a benefit under the Plan or, if no person is so designated, in accordance with Section 13.2, the Participant's Spouse (if any) or estate.

2.12       "Break in Service" shall mean, for purposes of computing a Year of Eligibility Service, a Plan Year during which a Part-time Employee completes less than 501 Hours of Service.

2.13       "Catch-Up Contributions" shall mean Before-Tax Contributions made by an Eligible Catch-Up Contribution Participant that are properly characterized as catch-up contributions in accordance with Section 1165(e)(7((C) of the P.R. Code and that exceed an Applicable Limit. An "Eligible Catch-Up Contribution Participant" means a Participant who has attained at least age 50 by the close of the Plan Year. For purposes of determining Catch-Up Contributions, "Applicable Limit" shall mean (i) the statutory limit with respect to a Participant provided in Sections 1165(e)(7)(A) of the P.R. Code; (ii) any Plan-provided limit on Before-Tax Contributions that a Participant is permitted to make; or (iii) the Actual Deferral Percentage limit.

2.14       "Catch-Up Contribution Election" shall mean the agreement between the Participant and the Employer whereby the Participant directs the Employer to contribute a designated dollar amount of his Base Pay as Catch-Up Contributions to the Trust. A Participant's Catch-Up Contribution Election will automatically apply to subsequent years following the election year unless the Catch-Up Contribution Election is changed or revoked.

2.15       "P.R. Code" shall mean the P.R. Internal Revenue Code of 1994, as amended, and “U.S. Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2.16       "Company" shall mean Honeywell Aerospace De Puerto Rico, Inc., a Puerto Rico corporation, or any successor thereto.

2.17       "Compensation" shall mean the total remuneration paid by the Employer to an Employee for services rendered to the Employer as reflected on Form W-2PR for

Federal income tax withholding purposes, as well as amounts deferred pursuant to Article IV and amounts contributed by the Employer pursuant to a Salary Reduction Agreement that are excluded from a Participant's gross income under Section 1022(l), 1022(l)(1), 1165(e)(5) of the P.R. Code. Compensation shall expressly exclude Base Pay paid to a former Employee on a periodic basis for a period of time after termination of the Employer-Employee relationship.

2.18       "Custodian" shall mean State Street Bank and Trust, or any successor Custodian appointed pursuant to the terms of the document governing the Trust.

2.19       "Disability" shall mean a physical or mental condition which entitles the Participant to long-term disability benefits under the Employer's long-term disability plan, (ii) is eligible for and receives disability benefits under the Social Security Act, (iii) is eligible for and receives benefits in accordance with a State's non-occupational disability benefit requirements, or (iv) is approved by the Employer for a Special Medical Leave of Absence in accordance the Company’s corporate policy. Notwithstanding anything herein to the contrary, for purposes of the Plan, no Employee shall be deemed to have a Disability or be Disabled for a period of more than eighteen (18) months starting with the Employee’s first day of absence for physical or mental conditions.

2.20       "Distributee" shall mean: (i) an Employee or former Employee; (ii) the Employee or former Employee's surviving Spouse, and (iii) the Employee or former Employee's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order with regard to the interest of the Spouse or former Spouse.

2.21       "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a Spouse, former Spouse, child, or other dependent of a Participant and is made pursuant to a state domestic relations law (including a community property law).

2.22       "Effective Date" of this Plan shall mean May 1, 2008.

2.23       "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan in accordance with Sections 3.1 or 3.2 and who is not excluded from participation under Section 3.3.

2.24       "Employee" shall mean a person who provides services in Puerto Rico to or for the Company or an Affiliated Company, receives pay from the Company or an Affiliated Company for such services in Puerto Rico that is reported on an IRS Form W-2PR, and is classified by the Company or an Affiliated Company as a common-law employee.

(a)              A "Full-time Employee" means any Employee who is classified in the employment records of the Company or an Affiliated Company as a full-time employee.

(b)              A "Part-time Employee" means any Employee who is classified in the employment records of the Company or an Affiliated Company as a part-time employee.

(c)              A "Temporary Employee" means a person employed by the Company or an Affiliated Company on either a full-time or part-time basis, with the understanding that his employment will be terminated no later than completion of a specific assignment or an anticipated limited period of employment. A Temporary Employee may be offered and accept a new temporary assignment with the Company and retain his status as a Temporary Employee.

Notwithstanding the foregoing, if an individual is not classified by the Company or an Affiliated Company as a common law employee, such person shall not be an "Employee," "Eligible Employee" or person earning or accruing a benefit or otherwise participating in this Plan, even if such person is later retroactively or prospectively classified as a common law employee by any state or Federal government agency, court of competent jurisdiction or pursuant to a settlement in a judicial proceeding. Notwithstanding anything herein to the contrary, if a person is classified as an "employee" by the Company for a specific or limited purpose, other than for purposes of this Plan, such person shall not be considered to be an "Employee," "Eligible Employee," or person otherwise eligible to accrue a benefit or participate in this Plan.

2.25       "Employer" shall mean the Company and any Affiliated Company which adopts this Plan, as well as any predecessors or successors to the Employer who adopts this Plan.

2.26       "Employer Matching Contributions" shall mean the contributions made by the Employer pursuant to Article V with respect to a Participant's Matched Contributions.

2.27       "Employer Matching Contribution Account" shall mean the account maintained for a Participant to record Employer Matching Contributions made by the Employer and earnings and losses that accrue on such contributions.

2.28       "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service for the Employer.

2.29       "Enrollment Date" shall mean the date by which the Employee's election to participate, or deemed election pursuant to Section 4.2, is processed by the Employer and which coincides with or immediately follows the date on which an Employee satisfies the requirements to participate under Article III.

2.30       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.31       "ESOP" shall mean the portion of the Plan that meets the requirements of Article XI.

2.32       "ESOP Account" shall mean the account of a Participant credited with a Participant's interest in the Honeywell Common Stock Fund.

2.33       "Fund" shall mean one of the investment funds described in Appendix A.

2.34       "Highly Compensated Employee" shall mean an Employee who is more highly compensated than two-thirds of all Eligible Employees, within the meaning of Section 1165(e)(3)(E)(iii) of the P.R. Code.

2.35       "Honeywell Common Stock" shall mean the common stock of the Company.

2.36       "Honeywell Common Stock Fund" shall mean the investment fund primarily invested in Honeywell Common Stock.

2.37       "Hour of Service" shall mean:

(a)              "Hour of Service" shall mean Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Plan Administrator shall credit Hours of Service under this subsection to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

(b)              Each hour of service for back pay, irrespective of mitigation of damages, which the Employer has agreed to pay, or for which the Employee has received an award. The Plan Administrator shall credit Hours of Service under this subsection to the Employee for the Plan Year(s) to which the award of the agreement pertains, rather than for the Plan Year in which the award, agreement or payment is made; and

(c)              Each hour of service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty, military duty, or Maternity and Paternity Leave. The Plan Administrator shall not credit more than five hundred one (501) Hours of Service under this subsection (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Plan Administrator shall credit Hours of Service under this subsection (c) in accordance with the rules of subsections (b) and (c) of U.S. Department of Labor Regulation. §2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this subsection.

The Plan Administrator shall not credit an Hour of Service under more than one of the above subsections. Furthermore, if the Plan Administrator is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then such 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section. The Plan Administrator shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

2.38          The Plan Administrator shall credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer."Layoff" shall mean the act of suspending or dismissing an Employee due to corporate reorganization or lack of work. Such determination for purposes of the Plan shall be made in the discretion of the Plan Administrator.

2.39           "Leased Employee" shall mean an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Section 414(n)(6) of the U.S. Code) on a substantially full time basis for at least one year under the primary direction or control of the Employer.

2.40           "Loan Election Date" shall mean the first Valuation Date coinciding with or immediately following the date on which the Participant makes a request to receive a loan pursuant to Article XII.

2.41           "Matched Contribution" shall mean the portion, if any, of the Before-Tax Contribution and/or After-Tax Contribution which is matched by the Employer. For purposes of determining Matched Contributions, Before-Tax Contributions shall not include those contributions that a Participant elects to contribute pursuant to a Catch-Up Contribution Election, Before-Tax Contributions that are recharacterized as Catch-Up Contributions pursuant to Section 6.3(d), or Catch-Up Contributions that are recharacterized as Before-Tax Contributions.

2.42           Maternity and Paternity Leave" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of the child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following the birth or placement. For purposes of calculating a Year of Eligibility Service, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a one-year Break in Service, or in the immediately following computation period. The Hours of Service credited for a Maternity and Paternity Leave shall be those which would have normally been credited but for such absence, or, in any case in which the Plan Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a Maternity and Paternity Leave shall not exceed 501. For purposes of calculating a Year of Vesting Service, the Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of the Maternity and Paternity Leave is the second anniversary of the first day of such absence.

2.43           "Named Fiduciary" shall mean a person designated a fiduciary under this Plan.

2.44           "Nonhighly Compensated Employee" shall mean any Employee who does not meet the definition of a Highly Compensated Employee.

2.45           "Non-Union Participant" shall mean a Participant whose employment is not covered by a collective bargaining agreement.

2.46       "Normal Retirement Date" shall mean the date, while employed by the Company or an Affiliated Company, the Participant attains the normal retirement age of 65.

2.47       "Participant" shall mean an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Article III.

2.48       "Participant Contributions" shall mean Before-Tax and After-Tax Contributions.

2.49       "Participating Unit" shall mean a group of employees of the Company or an Affiliated Company which has been designated by the Senior Vice President - Human Resources and Communications of the Company or his successor (acting on behalf of the Company as settlor) as participating in the Plan. Each such designation shall include the rate, if any, at which Employer Matching Contributions shall be made on behalf of Eligible Employees within that Participating Unit.

2.50       "Pension and Savings Plans Appeals Committee" shall mean a committee appointed from time to time by the Plan Administrator to assist in the administration of the Plan and whose duties are outlined in Section 14.9.

2.51       "Period of Service" shall mean the period of time commencing on the Employee's Employment Commencement Date and ending on the Severance from Service Date. For purposes of determining one-year Periods of Service, the Plan shall take into account all one-year Periods of Service an Employee completes with the Company or any Affiliated Company. For purposes of determining a Period of Service with respect to an individual who transfers to a Participating Unit directly from employment with the Employer outside any Participating Unit, or with an Affiliated Company that is not part of the Employer, a Period of Service shall include service (i) from employment with the Employer outside any Participating Unit, or (ii) from employment with an Affiliated Company that is not part of the Employer, and such individual's Period of Service shall be measured from his Employment Commencement Date with the Employer or the date on which the individual first performed an Hour of Service for such Affiliated Company.

2.52       "Period of Severance" shall mean the period of time commencing on the

Employee's Severance from Service Date and ending on the date the Employee again performs an Hour of Service. A "one-year Period of Severance" shall mean a 12-month period within which the Employee does not perform an Hour of Service. If the Employee completes an Hour of Service prior to incurring a one-year Period of Severance, the Employee's Severance from Service Date shall be disregarded and such period shall be included in his Period of Service.

2.53       "Plan" shall mean the Honeywell Puerto Rico Savings and Ownership Plan.

2.54       "Plan Administrator" shall mean the Vice President - Human Resources, Compensation and Benefits, or an Employee with a successor title.

2.55       "Plan Year" shall mean the 12 consecutive month period commencing on January 1 and ending on December 31, except that the first Plan Year shall commence on May 1 and end on December 31.

2.56       "Prior Plan Employer Contribution Account" shall mean an account to record employer contributions transferred from other tax-qualified plans which were merged into this Plan.

2.57       "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the following requirements are met. A Qualified Domestic Relations Order must clearly specify (a) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee covered by the order, (b) the amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined, (c) the number of payments or period to which such order applies, and (d) each plan to which the order applies. Subject to Section 206(d)(3)(E) of ERISA, a Qualified Domestic Relations Order cannot require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan. A Qualified Domestic Relations Order cannot require the Plan to provide increased benefits (based on actuarial value), and it cannot require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

2.58       Reserved.

2.59       "Reduction-in-Force" shall mean the termination of a Participant's employment voluntarily or involuntarily pursuant to a program established by the Employer to reduce the size of the workforce at a particular location, to shut down a location, or to implement a reorganization by the Employer.

2.60       "Retirement" shall mean retirement within the meaning of any pension plan which meets the requirements of Section 1165(a) of the P.R. Code maintained by the Employer in which a Participant participates.

2.61       "Salary Reduction Agreement" shall mean the agreement between the Participant and the Employer whereby the Participant directs the Employer to contribute a designated percentage of his Base Pay to the Trust.

2.62       "Savings Plan Investment Committee" shall mean a committee consisting of the individuals set forth in Section 14.3.

2.63       "Severance from Service Date" shall mean the earlier of the date on which the Employee quits, retires, is discharged or dies, or the first anniversary of the date of absence for any other reason. Notwithstanding the foregoing, if an Employee is discharged subject to a right of recall, such Employee's Severance from Service Date shall be the one-year anniversary of the date of his discharge, unless the Employee returns to work prior to such date.

2.64       "Spouse" means (a) a person of the opposite gender to whom a Participant is legally married under the laws of the state of the Participant's residence on his Severance of Service Date, notwithstanding any recognition by any state, local or foreign government or any religious or secular organization of a "same~~-~~ sex marriage" between two persons of the same gender, or (b) a domestic partner (unless otherwise specified in the Plan). For purposes of this Plan, a domestic partner shall mean a person ~~.~~of the same gender as the Participant if all of the following conditions apply: (a) the Participant's Employer is subject to the requirements of a state or local government contracting law, regulation or ordinance (the "Law") with respect to the Participant on his Severance from Service Date, (b) the Law requires the Participant's Employer to treat the Participant's domestic partner (as defined in the Law) as the Participant's Spouse for purposes of the Plan, (c) the Participant and his domestic partner have complied with all requirements of the Law (including registering the domestic partnership with the state or local government, if applicable), and (d) the Participant notifies the Plan Administrator or its agent before his Severance of Service Date that he satisfied the requirements of the Law and he wishes to designate his domestic partner as his Spouse.

2.65       "Subsidiary" means any corporation, partnership or joint venture not less than a majority of the voting stock or other voting interest of which is owned directly or indirectly by the Company.

2.66       "Trust" shall mean the trust created under the Plan, known as the Honeywell Puerto Rico Savings and Ownership Plan.

2.67       "Trust Fund" shall mean all property of every kind held or acquired by the Trustee pursuant to this Plan. Trust assets will be valued at fair market value.

2.68       "Trustee" shall mean Banco Popular de Puerto Rico, or any successor Trustee appointed pursuant to the terms of the document governing the Trust.

2.69       "Union Participant" shall mean a Participant whose employment is covered by a collective bargaining agreement.

2.70       "Valuation" shall mean the price at which each mutual fund, stock, bond or other investment is valued on the respective exchange (e.g., New York Stock Exchange) on which it is traded.

2.71       "Valuation Date" shall mean each day on which the New York Stock Exchange opens for trading.

2.72       "Vested" shall mean a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the value of the Participant's Account Balance.

2.72       "Year of Eligibility Service" shall mean a Year of Vesting Service.

2.74        "Year of Vesting Service" shall mean any completed 12-month Period of Service irrespective of the number of Hours of Service actually worked during such period. Nonsuccessive Periods of Service shall be aggregated and less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that 12 Months of Service equals a Year of Vesting Service. All Years of Vesting Service shall be taken into account under the Plan.

ARTICLE III

PARTICIPATION AND ELIGIBILITY

3.1          NEW PARTICIPANTS. Each Full-time Employee and Part-time Employee of a Participating Unit shall be eligible to participate in the Plan as soon as administratively practicable after the date on which the Participant performs his first Hour of Service with the Employer.

3.2          EXCLUDED EMPLOYEES. Notwithstanding Section 3.1, an Employee covered by one of the following exclusions shall not be eligible to participate in the Plan:

(a)          an Employee who is eligible to participate in any savings plan of the Company, a Subsidiary or an Affiliated Company other than this Plan;

(b)         a Temporary Employee;

(c)          an Employee who is an employee of Honeywell Technology Solutions Inc. hired pursuant to a governmental contract which does not provide for participation in the Plan;

(d)          an Employee who is a member of an employee unit covered by a collective bargaining agreement, unless the collective bargaining agreement provides for participation in the Plan;

(e)          an Employee who is employed by an employment agency which is not an Affiliated Company;

(f)           a Full-time Employee or Part-time Employee whose services are rendered pursuant to a written arrangement which states that he is not eligible for participation in the Plan~~;~~ Such written agreements are entered into on a non-discriminatory basis and are based on the facts and circumstances of the situation and the particular business need;

(g)          a non-resident alien Employee of the Company or any Subsidiary or Affiliated Company who received no earned income from sources within Puerto Rico from the Company or any Subsidiary or Affiliated Company during the 12-month period immediately preceding the date which otherwise would be the person's Enrollment Date;

(h)          a co-op student who had not completed a Year of Eligibility Service on or before December 1, 1999;

(i)           an individual who is not treated as an Employee on the payroll of the Employer or an Affiliated Company but who is reclassified as an Employee by an outside governmental agency.

(j)           a non-resident alien Employee of the Company or any Subsidiary or Affiliated Company whose principal place of employment is located outside Puerto Rico;

(k)          an Employee whose company merged with or was acquired by the Company, a Subsidiary or an Affiliated Company prior to such date that the Senior Vice President-Human Resources and Communications designates the Employees of such merged or acquired company as a Participating Unit eligible to participate in the Plan; and

If a Participant does not terminate employment, but becomes ineligible for participation pursuant to one of the above exclusions, then unless an applicable collective bargaining agreement provides otherwise, during the period that such Participant is an ineligible individual, the Plan Administrator shall limit that Participant's allocation of Before-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, and Employer Matching Contributions under the Plan to the extent of his Base Pay while still eligible. However, during such period, the Participant's Account Balance shall continue to share fully in Trust Fund earnings and losses.

3.3          PROCEDURE FOR AND EFFECT OF PARTICIPATION. Each Eligible Employee will complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition of participation in the Plan. By becoming a Participant, each Eligible Employee will for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust, and all amendments to such instruments.

3.4          PARTICIPATION UPON RE-EMPLOYMENT. A Participant whose employment terminates shall re-enter the Plan as a Participant on the date of his re-employment.

3.5          ROLLOVER CONTRIBUTIONS FROM OTHER PLANS. Any Employee, or a former Employee in the case of (j) below, with the Plan Administrator's consent, may contribute cash to the Trust Fund, if the contribution is a Rollover Contribution. For this purpose, a "Rollover Contribution" means (a) a contribution by an Employee of a distribution received from a Section 1165(a) plan of another employer; provided, the Employee makes the contribution within 60 days of his receipt of a distribution which satisfied the requirements of Section 1165(b) of the P.R. Code; (b) a contribution by an Employee of the balance in an individual retirement account or annuity established in Puerto Rico under Section 1169 of the P.R. Code, which amount is attributable to a prior rollover distribution which satisfied the requirements of Section 1165(b) of the P.R. Code; (c) a direct transfer of the Employee's interest from the trustee of a Section 1165(a) plan maintained by another employer; (d) a direct rollover of an eligible rollover distribution made with respect to a Participant's accrued benefit under a defined benefit plan maintained by the Employer; (e) a direct transfer of the Employee's interest in another employer's Section 1165(a) plan, which the Employee is entitled to as a beneficiary in such plan; (f) a direct transfer of the Employee's interest in another employer's Section 1165(a) plan, which the Employee is entitled to as an alternate payee in such plan; (g) a contribution by an Employee of a distribution from a government retirement plan or arrangement; provided, however, such individual does not need to be a Participant at the time such Rollover Contribution is made, and further provided at the time a Participant elects to make a Rollover Contribution, the Participant's Account Balance is not subject to the immediate cash out rules of Section 8.2. Before accepting a Rollover Contribution, the Plan Administrator may require the Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the P.R. Code permits an Employee to make to a qualified plan.

ARTICLE IV

PARTICIPANT SALARY REDUCTION

4.1          PARTICIPANT CONTRIBUTIONS. Subject to Section 3.4 and the limitations set forth in Article VI:

(a)          Before-Tax Contributions. Each Participant may elect to enter into a Salary Reduction Agreement with the Employer, in the manner prescribed by the Plan Administrator, pursuant to which the Employer shall make Before-Tax Contributions to the Plan on the Participant's behalf. Such election shall be applicable to all payroll periods within such Plan Year after the Enrollment Date following execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Base Pay from the Employer equal to the amount to be contributed on his behalf for each pay period as Before-Tax Contributions, as set forth below.

(i)           Participants who are Non-Highly Compensated Employees may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 10% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(ii)          Participants who are Highly Compensated Employees may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 10% of Base Pay per payroll period and contribute such amount in the form of Before-Tax Contributions.

(iii)        The sum of Before-Tax Contributions may not exceed the lesser of $8,000 (or any other dollar amount imposed by the P.R. Code) or the applicable maximum percentages set forth in Section 4.1(a)(i)-(ii).

(b)          After-Tax Contributions. Each Participant may elect to enter into a Salary Reduction Agreement with the Employer, in the manner prescribed by the Plan Administrator, in which the Participant elects to contribute After-Tax Contributions to the Plan, pursuant to which the Employer shall make After-Tax Contributions to the Plan on the Participant~~’~~s behalf. Such election shall be applicable to all payroll periods within such Plan Year after the Enrollment Date following the execution of the Salary Reduction Agreement. The terms of any such Salary Reduction Agreement shall provide that the Participant agrees to a reduction in Base Pay from the Employer equal to the amount to be contributed on his behalf for each pay period as After-Tax Contributions, as set forth below.

(i)           Participants who are Non-Highly Compensated Employees may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 10% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(ii)          Participants who are Highly Compensated Employees who are not eligible to participate in the Honeywell Supplemental Savings Plan may elect to enter into a Salary Reduction Agreement with the Employer, in a manner prescribed by the Plan Administrator, pursuant to which the Employer will reduce a Participant's Base Pay in an amount equal to any whole percentage from 1% to 10% of Base Pay per payroll period and contribute such amount in the form of After-Tax Contributions.

(iii)        The sum of After-Tax Contributions and Before-Tax Contributions, when combined, may not exceed a total of 20% of Base Pay.

All After-Tax Contributions made and the income allocable thereto shall be treated as a separate contract for purposes of the distribution rules under Section 72 of the U.S. Code. The Plan Administrator shall maintain records of withdrawals, contributions, earnings and losses attributable to each contract. A Participant may make a withdrawal at any time of his After-Tax Contributions. The minimum withdrawal shall be the lesser of $300 or the Participant's available After-Tax Account Balance.

(c)              Revocable Salary Reduction Agreement. An Employee may enter into a revocable Salary Reduction Agreement with the Employer for payroll periods during a Plan Year.

(i)           Salary Reduction Agreements – Plan Limits Reached. Notwithstanding anything in Article VI to the contrary, if a Participant's Before-Tax Contributions election set forth in his Salary Reduction Agreement cannot be honored because no additional Before-Tax Contributions can be made on his behalf for the calendar year due to limitations imposed by the Plan or applicable law, then the Before-Tax Contribution shall be deemed to be an After-Tax Contribution election, but only to the extent the Plan provisions permit the Participant to make After-Tax Contributions and the After-Tax Contributions maximum limit imposed by the Plan has not been reached.

4.2          AUTOMATIC SALARY REDUCTION AGREEMENT.

(a)          Any Full-time Eligible Employee or Part-time Eligible Employee who does not elect to enter into a Salary Reduction Agreement with the Employer within 60 days from the date of notification of eligibility shall be deemed to have elected to have the Employer make Before-Tax Contributions in each payroll period equal to 2% of his Base Pay and to have elected that such contributions be invested in the appropriate Target Date Fund based on the Participant’s date of birth.

(b)          After an Eligible Employee becomes a Participant in accordance with (a) above, he may elect at any time thereafter to change the amount of Before-Tax

Contributions made by the Employer on his behalf by either suspending such contributions or by entering into a Salary Reduction Agreement in accordance with Section 4.3.

4.3          CHANGE IN SALARY REDUCTION RATE. Except as otherwise permitted under Section 4.1(c), a Participant may suspend his contributions under his Salary Reduction Agreement or may amend his Salary Reduction Agreement at any time. Salary Reduction Agreement suspensions and amendments shall be effective as of the next available pay period following the Participant's request. Notwithstanding the above limitations, the Employer may decrease at any time the Before-Tax Contributions that a Participant elects to contribute pursuant to a Salary Reduction Agreement by any percentage, whether whole or fractional, if the Plan Administrator notifies the Employer that such decrease is necessary to ensure that the limitations set forth in Article VI are met for the Plan Year.

4.4          TIMING OF CONTRIBUTIONS. The Plan Administrator shall pay all Before-Tax Contributions and After-Tax Contributions over to the Trust as soon as administratively possible, but no more than 15 business days after the month they are withheld from a Participant's Base Pay.

4.5          CATCH-UP CONTRIBUTION ELECTION. A Participant who will be at least 50 years old during the Plan Year may make a Catch-Up Contribution Election, which will be applicable to all subsequent payroll periods within such Plan Year after the execution of the Catch-Up Contribution Election. The terms of any such Catch-Up Contribution Election shall provide that the Participant agrees to a reduction in Base Pay each payroll period from the Employer equal to a specified dollar amount of his Base Pay per payroll period with Catch-Up Contributions to be made by the Employer equal to such amount for each such payroll period; provided, however, that the Catch-Up Contribution Election shall only be effective with respect to a payroll period during which the Participant's Before-Tax Contributions (excluding Catch-Up Contributions) exceed an Applicable Limit as defined in Section 2.13.

ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1          EMPLOYER MATCHING CONTRIBUTION. The Employer shall make Employer Matching Contributions to each Participant's Employer Matching Contribution Account in accordance with Appendix C. The Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Article VI are met for such Plan Year or Limitation Year, respectively.

ARTICLE VI

LIMITATIONS ON CONTRIBUTIONS

6.1          BEFORE-TAX CONTRIBUTION LIMITATIONS.

(a)          Notwithstanding anything herein to the contrary, no Participant shall be permitted to have Before-Tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 1165(b) of the P.R. Code in effect for such taxable year, except to the extent permitted under Section 1165(e)(7)(C) of the P.R. Code, if applicable. Any amount that cannot be credited to the Participant's Before-Tax Contribution Account due to the foregoing limit shall be contributed, subject to the Plan's Before-Tax Contribution election limitations set forth in Section 6.2, to the Participant's After-Tax Contribution Account or Catch-Up Contribution Account, respectively, in accordance with Section 4.1; provided, however that any amounts that exceed the limits applicable to Before-Tax Contributions, After-Tax Contributions and Catch Up Contributions shall be paid to the Participant in cash. For purposes of the limitation of this Section, the amount contributed to a Participant's Before-Tax Contribution Account shall not include any Before-Tax Contributions properly returned to the Participant as excess Annual Additions under Section 6.5.

If a Participant would exceed the limitation of this Section when the amount the Participant elects to contribute to his Before-Tax Contribution Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Sections 1165(a), (e), and 1101 of the P.R. Code, the Participant may request that the Plan Administrator distribute the excess deferrals to him. Such excess deferrals and income or loss allocable thereto will be distributed no later than April 15 of the calendar year following the calendar year in which any such excess deferrals are contributed to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant's claim shall be in writing; shall be submitted to the Plan Administrator no later than April 1; shall specify the Participant's deferral contribution amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Sections 1165(a), (e) and 1101 of the P.R: Code, exceed the limit imposed on the Participant in accordance with the applicable provisions of the P.R. Code for the calendar year in which the deferral occurred. To the extent the excess deferral arises under this Plan when combined with other plans of the Employer, the individual will be deemed to have notified the Plan Administrator of the excess deferral and requested distribution of the excess deferral.

The income or loss allocable to the excess deferrals shall be calculated in accordance with Section 6.3(c). Excess deferrals shall be treated as Annual Additions, unless such amounts are distributed to the Participant no later than April 15 of the calendar year following the year in which any such excess deferrals are contributed

(b)          In the event a Participant receives a distribution of excess Before-Tax Contributions pursuant to subsection (a), the Participant shall forfeit any Employer Matching Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to the Participant by reason of the distributed Before-Tax Contributions. Amounts forfeited shall be handled in accordance with Section 6.4.

6.2          NONDISCRIMINATION LIMITATIONS ON PARTICIPANT CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS.

(a)          Participant Contributions. The Employer shall not permit a Participant to defer an amount of Base Pay that would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)           The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Actual Deferral Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)          The Actual Deferral Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Actual Deferral Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Actual Deferral Percentage for the group of Highly Compensated Employees does not exceed the Actual Deferral Percentage of all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In the event Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) are used to satisfy the Average Contribution Percentage test under Section 6.2(b), the Actual Deferral Percentage test must be satisfied both with and without the inclusion of such Before-Tax Contributions.

(b)          Employer Matching Contributions. The Employer shall not make Employer Matching Contributions and After-Tax Contributions to the Plan which would cause the Plan not to satisfy at least one of the following tests in any Plan Year:

(i)           The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 1.25; or

(ii)          The Average Contribution Percentage for a Plan Year for the group of Highly Compensated Employees shall not exceed the current year's Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year multiplied by 2.0; provided, that the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed the Average Contribution Percentage for all other Eligible Employees who were Nonhighly Compensated Employees for the current Plan Year by more than two (2) percentage points.

In computing the Average Contribution Percentages, the Plan Administrator shall not include Employer Matching Contributions that are forfeited excess deferrals under Section 6.1, Excess Contributions under Section 6.3(a), or Excess Aggregate Contributions under Section 6.3(b).

(c)          Aggregation of Plans. For purposes of subsections (a) and (b), the Actual Deferral Percentage and Average Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who has Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions allocated to his account under two or more plans of the Employer, shall be determined as if all such contributions were made under a single plan; provided, however that if such plans have different plan years, the Actual Deferral Percentage and Average Contribution Percentage shall be calculated by accumulating all contributions under any cash or deferred arrangements of the Employer (other than those plans described in Section 1165(e)(4)(B) of the P.R. Code during the plan year of the plan that is being tested. In addition, the Participant's Compensation shall be limited to Compensation for the portion of the plan year of the plan being tested. In the event that this Plan satisfies the requirements of Section 1165(a) or 1165(e) of the P.R. Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 1165(a) or 1165(e) of the P.R. Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentages and Average Contribution Percentages of Participants as if all such plans were a single plan. Plans may be aggregated to satisfy Section 1165(e) of the P.R. Code only if they have the same plan year and use the same Actual Deferral Percentage testing method.

(d)          For purposes of calculating each Participant's Actual Deferral Percentage and Actual Contribution Percentage, the ESOP and non-ESOP portions of the Plan shall be aggregated as described in U.S. Treasury Regulation Section 1.401(k)-1(b)(4)(v)(A).

(e)          The determination and treatment of the Actual Deferral Percentage and Average Contribution Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

6.3          CORRECTION OF DISCRIMINATORY CONTRIBUTIONS.

(a)          Excess Contributions. If the nondiscrimination test of Section 6.2(a) is not satisfied with respect to Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) for any Plan Year, the Plan Administrator shall (i) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(a), (ii) convert the excess percentage amount determined under clause (i) into a dollar amount ("Excess Contributions"), and (iii) reduce the Before-Tax Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Before-Tax Contributions by the lesser of (A) the amount by which the Highly Compensated Employee's Before-Tax Contributions exceeds the Before-Tax

Contributions of the Highly Compensated Employee with the next highest amount of Before-Tax Contributions, or (B) the amount of the Excess Contributions determined under clause (ii). This process shall be repeated until the Before-Tax Contributions of Highly Compensated Employees have been reduced by an amount equal to the Excess Contributions determined under clause (ii). The Before-Tax Contributions of any Highly Compensated Employee which must be reduced pursuant to this paragraph (a) shall be reduced (i) first, by distributing Before-Tax Contributions not take into account in determining Employer Matching Contributions under Section 6.2, and (ii) then, by distributing Before-Tax Contributions not described in (i), within 12 months after the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 6.1(b) regarding the forfeiture of related Employer Matching Contributions shall apply. For purposes of determining the necessary reduction, Before-Tax Contributions previously distributed pursuant to Section 6.1 shall be treated as distributed under this Section. Notwithstanding the foregoing, in lieu of distributing amounts necessary to satisfy the Actual Deferral Percentage test for a Plan Year, the Plan Administrator may elect to recharacterize such amounts in accordance with Section 6.3(d).

(b)          Excess Aggregate Contributions. If the nondiscrimination test of Section 6.2(b) is not satisfied with respect to Employer Matching Contributions and After-Tax Contributions for any Plan Year, the Plan Administrator will (i) determine the amount by which the Average Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 6.2(b), (ii) convert the excess percentage amount described under clause (i) into a dollar amount ("Excess Aggregate Contributions"), and (iii) reduce the Excess Aggregate Contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Employer Matching Contributions or After-Tax Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employee's Employer Matching Contributions and After-Tax Contributions exceeds the dollar amount of the Employer Matching Contributions and After-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions and After-Tax Contributions, or (b) the amount of the Excess Aggregate Contributions determined under clause (ii). This process will be repeated until the Employer Matching Contributions and After-Tax Contributions of the Highly Compensated Employees have been reduced by an amount equal to the Excess Aggregate Contributions determined under clause (ii). The Employer Matching Contributions and After-Tax Contributions of any Highly Compensated Employee which must be reduced pursuant to this paragraph (b) will be reduced (i) first, by distributing After-Tax Contributions not taken into account in determining Employer Matching Contributions under Article V, (ii) then, by distributing After-Tax Contributions not described in (i) and related Employer Matching Contributions, and (iii) then, by distributing any additional Employer Matching Contributions, within 12 months of the close of the Plan Year with respect to which the reduction applies. Notwithstanding the foregoing, in lieu of distribution amounts necessary to satisfy the Average Contribution Percentage test, the Plan Administrator may elect to forfeit such amounts in accordance with Section 6.4.

(c)          Income. Any distribution, recharacterization or forfeiture of Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions necessary pursuant to subsections (a) or (b) or Section 6.4 shall include a distribution, recharacterization or forfeiture of the income, if any, allocable to such contributions. Such income shall be equal to the sum of the allocable gain or loss for the Plan Year plus the allocable gain or loss for the period between the end of the Plan Year and the date of distribution, recharacterization or forfeiture (determined by multiplying the income allocable to the Participant's Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, for the Plan Year and the period between the end of the Plan Year and the date of distribution, recharacterization or forfeiture by a fraction, the numerator of which is the Participant's excess Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, for the Plan Year and the denominator of which is the sum of the Participant's Before-Tax Contributions, Employer Matching Contributions or After-Tax Contributions, as applicable, from the beginning of the Plan Year to the date of distribution, recharacterization or forfeiture).

(d)          Recharacterization.

(i)           Recharacterization as Catch-Up. Instead of distributing the Excess Contributions necessary to satisfy the Actual Deferral Percentage test in Section 6.2(a), the Plan Administrator shall recharacterize such Excess Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to a Participant who has attained age 50 by the last day of the Plan Year as Catch-Up Contributions. Recharacterized amounts will remain Vested. Amounts shall not be recharacterized by the Plan Administrator to the extent that such amount in combination with other Catch-Up Contributions made by that Participant would exceed the applicable dollar limit under Section 1165(e)(7)(C) of the P.R. Code. The amount of any Excess Contributions which are recharacterized shall be reduced by excess deferrals previously distributed to the Participant under Section 6.1 for the same Plan Year.

(ii)          Recharacterization as After-Tax. Instead of distributing the Excess Contributions necessary to satisfy the Actual Deferral Percentage test in Section 6.2(a), the Plan Administrator may treat such Excess Contributions (plus income thereon determined as described in Section 6.3(c)) allocated to a Participant who has not attained age 50 by the last day of the Plan Year, or who has attained age 50 but whose Excess Contributions would cause the Participant to exceed the applicable dollar limit under Section 1165(e)(7)(C) of the P.R. Code, as an amount distributed to the Participant and then contributed by the Participant to the Plan as an After-Tax Contribution. Recharacterized amounts will remain Vested. Amounts shall not be recharacterized by the Plan Administrator to the extent that such amount in combination with other After-Tax Contributions made by that Participant would exceed any stated limit under the Plan on After-Tax Contributions. The amount of any Excess Contributions which are recharacterized shall be reduced by excess deferrals previously distributed to the Participant under Section 6.1 for the same Plan Year.

(iii)        Timing of Recharacterization. Recharacterization must occur not later than 2½ months after the last day of the Plan Year in which such excess Before-Tax Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's taxable year in which the Participant would have received them in cash.

6.4          FORFEITURE OF MATCHING CONTRIBUTIONS. In order to satisfy Sections 6.1, 6.2 and 6.3, the Plan Administrator, in its discretion, may forfeit non-Vested Employer Matching Contributions, and the income allocable thereto, in lieu of distributing such amounts. In the event an Employer Matching Contribution relates to an excess deferral under Section 6.1, or an excess Before-Tax Contribution under Sections 6.2 and 6.3, the Employer Matching Contribution and income allocable thereto shall be forfeited. The income allocable to an Employer Matching Contribution shall be determined in accordance with the procedure for determining income allocable to Excess Aggregate Contributions set forth in Section 6.3(c). Forfeited Employer Matching Contributions and the income allocable thereto shall be used to offset future Employer Matching Contributions to the Plan. The forfeited amounts are treated as Annual Additions under the Plan for those Participants from whose Accounts the amounts are forfeited.

6.5          LIMITATION ON ALLOCATION TO PARTICIPANT'S ACCOUNT.

The amount of Annual Additions which the Plan Administrator may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Permissible Amount. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator shall make this determination on a uniform and reasonable basis for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator shall determine the Maximum Permissible Amount for the Limitation Year on the basis of the Participant's Compensation for the Limitation Year.

If, as a result of the Plan Administrator's estimation of the Participant's Compensation, as a result of a forfeiture allocation, or as a result of a reasonable error in determining the amount of Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) that may be made with respect to any Participant under the limits of Section 415 of the U.S. Code, an Excess Amount exists, any Before-Tax Contributions (excluding amounts properly characterized as Catch-Up Contributions) or nondeductible After-Tax Contributions will be returned to the Participant. To the extent an Excess Amount still exists, the Plan Administrator shall reduce any Employer Matching Contributions and forfeitures to the Participant's Accounts at the end of the Limitation Year by the Excess Amount, and any remaining Excess Amount shall be carried over to the next Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amount will be allocated to the Accounts of all other Participants in the Plan for the Limitation Year before any other amounts are allocated for such Limitation Year.

If an Employee is a Participant in both this Plan and another tax qualified defined contribution plan maintained by the Employer, reductions necessary to correct the existence of an Excess Amount shall be made under this Plan first.

The following definitions apply to this Section only:

(a)          "Maximum Permissible Amount" - Except to the extent permitted under Section 414(v) of the U.S. Code, if applicable, the Maximum Permissible Amount with respect to any Participant shall be the lesser of (i) $46,000, as adjusted for increases in the cost-of-living under Section 415(d) of the U.S. Code, or (ii) 100% of the Participant's Compensation, within the meaning of Section 415(c)(3) of the U.S. Code. The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the U.S. Code) which is otherwise treated as an Annual Addition.

(b)          "Employer" - The Employer which adopts this Plan as well as any entity which must be aggregated with the Employer pursuant to Section 414(b), (c), (m) or (o) of the U.S. Code. For purposes of this subsection (b) only, Section 414(b) and (c) shall be defined as modified by Section 415(h) of the U.S. Code.

(c)          "Excess Amount" - The excess of the Participant's Annual Additions credited to the Participant's Account for the Limitation Year over the Maximum Permissible Amount. Any Excess Amount shall be held in a suspense account which does not participate in the allocation of the Trust's investment gains and losses. Excess Amounts may not be distributed to Participants or former Participants. Any Excess Amount which is allocated shall be deemed to be an Annual Addition for the Limitation Year in which it is allocated.

(d)          "Limitation Year" - The calendar year.

ARTICLE VII

VESTING

7.1          BEFORE-TAX, AFTER-TAX, PRIOR PLAN EMPLOYER CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS. A Participant's interest in his Before-Tax Contributions, After-Tax Contributions, Prior Plan Employer Contributions and Rollover Contributions Accounts shall be 100% Vested at all times.

7.2          VESTING – EMPLOYER CONTRIBUTIONS. Amounts credited to a Participant's Employer Matching Contribution shall be 100% Vested upon reaching his Normal Retirement Date or upon completion of three Years of Vesting Service, or if his employment with the Employer terminates as a result of:

(a)	death;
(b)	Disability;
(c)	a Reduction-in-Force or Layoff;
(d)	Retirement.

7.3          FORFEITURE AND REPAYMENT. If a Participant terminates employment before his interest in his Employer Matching Contribution is fully Vested, that portion which has not Vested at his Severance from Service Date shall be forfeited as of the earlier of (i) the date on which the Vested portion of his Account is distributed to the Participant, or (ii) the Valuation Date coinciding with or immediately following the date on which the Participant incurs five consecutive one-year Periods of Severance. Forfeited amounts may be applied to reduce subsequent Employer Matching Contributions provided for under the Plan, to defray administrative expenses of the Plan, to correct errors made in allocating amounts to Participants' Accounts, to resolve any claim filed under the Plan in accordance with Section 14.9 or to restore Participants' Accounts in accordance with this Section.

In the case of a terminated Participant who received a distribution of the Vested portion of his Account Balance, and who forfeited a portion of his Account under the preceding paragraph, and whose service does not resume until after five consecutive one-year Periods of Severance, the Participant shall suffer a permanent forfeiture of the forfeited amount. If, however, such Participant returns to the employ of an Employer or Affiliated Company prior to incurring five consecutive one-year Periods of Severance, the forfeited amount, unadjusted by gains or losses shall be restored to his Account, provided that the Participant repays to the Plan in full the amount of his distribution not later than the fifth anniversary of the date on which the Participant first completes an Hour of Service following his return to the employ of the Company or an Affiliated Company.

ARTICLE VIII

TIME AND METHOD OF PAYMENT OF BENEFITS

8.1          AMOUNT OF BENEFITS. The amount of benefits payable to a Participant (or his Beneficiary) after the Participant has terminated from employment or on account of the Participant's Disability shall be based on the fair market value of the Vested portion of the Participant's Account, determined as of the applicable Valuation Date.

8.2          IMMEDIATE DISTRIBUTIONS.

(a)          Mandatory Cashouts of $1,000 or Less. If the value of the Participant's Vested Account Balance (including such Participant's Rollover Contribution Account, if any) is $1,000 or less, the Plan will immediately distribute the Participant's entire Vested Account Balance to the Participant without his consent as soon as practicable following his Severance from Service Date.

8.3          METHODS OF PAYMENT.

(a)          Form of Distribution. A Participant who is entitled to receive a distribution of his Account shall receive such distribution in a single lump sum. A Participant may take a lump sum distribution at any time following his Severance from Service Date.

(b)          Severance from Employment in Connection With Sale. If the Employer sells substantially all of the assets (within the meaning of Section 409(d)(2) of the U.S. Code) used by the Employer in a trade or business, or the Employer sells its interest in a subsidiary (within the meaning of Section 409(d)(3) of the U.S. Code), distributions may be made hereunder in a single lump sum payment with respect to a Participant who continues employment with the entity acquiring the assets or with such subsidiary only if (i) the Participant’s has a severance from employment and (ii) the Participant~~’~~s Account Balance is not transferred to a plan maintained or established by the entity acquiring the assets or with such subsidiary after the Participant's severance from employment. A Participant entitled to a distribution in accordance with Section 8.3(c) shall be subject to the Section 8.2 of the Plan regarding immediate distributions.

(c)          Partial Payment Option. A Participant who has terminated employment can elect at any time to take a partial distribution of his Account Balance. Partial distributions shall be made from the following subaccounts in the order set forth below:

(i)           After-Tax Contributions. Installment distributions from a Participant's After-Tax Contributions and earnings thereon in the following order:

(A)         An amount equal to all or part of the Participant's pre-1987 After-Tax Contributions then remaining in the Plan (excluding the earnings thereon) to the extent required to exhaust such amounts, but no more than the current value of such contributions if such value is less than the amount of such contributions; and

(B)         An amount equal to all or a pro rata portion of the Participant's post-1986 After-Tax Contributions, the earnings thereon, and the earnings on the Participant's pre-1987 After-Tax Contributions (including in each instance Rollover Contributions considered as earnings in the After-Tax Contributions subaccount), to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings,

(ii)          Rollover Contributions. All or part of the Participant's Rollover Contributions and earnings thereon,

(iii)         Prior Plan Employer Contributions. All or part of the Vested portion of a Participant's Prior Plan Employer Contributions, and the earnings thereon,

(iv)         Employer Matching Contributions. All or part of the Vested portion of a Participant's Employer Matching Contributions, and the earnings thereon, and

(v)          Before-Tax Contributions. All or part of the Participant's Before-Tax Contributions and the earnings thereon.

Partial distributions shall be made from those Funds in which the subaccounts being distributed are invested as of the applicable Valuation Date. In the event the contributions and the earnings thereon which are deemed to be distributed under the preceding paragraph are invested in more than one Fund, and the amount distributed is less than the value of the amount in such subaccount being distributed, the distribution shall be made proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to provide the full amount of the distribution, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund.

8.4          ELECTION OF METHOD OF PAYMENT. The Participant may elect a lump sum distribution in the manner prescribed by the Plan Administrator during the 90-day period preceding the payment date elected by the Participant and in no event earlier than the date the Plan Administrator provides the Participant with information relating to his right to defer payment and his right to make a direct rollover as set forth in Section 8.11. Such distribution may commence less than 30 days after the Participant is advised that he may elect an immediate distribution, provided that:

(a)          the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(b)          the Participant, after receiving the notice, affirmatively elects a distribution.

8.5          Reserved.

8.6          PAYMENT UPON DEATH. Upon the death of a Participant, whether or not the Participant previously terminated employment, the Participant's Beneficiary shall be entitled to elect that the Participant's Account Balance be distributed in a lump sum. Payment shall commence no later than the December 31 of the calendar year following the close of the calendar year in which the Participant died; provided, that the Participant's Spouse is the designated Beneficiary, the Spouse can defer commencement of the payment until the December 31 following the close of the calendar year in which the Participant's death occurred. If the value of the Participant's Account Balance is $1,000 or less, the Plan will immediately distribute the Participant's entire Vested Account Balance to the Spouse without his consent in accordance with Section 8.2 of the Plan as soon as practicable following confirmation of the Participant's death. If the surviving Spouse dies before distribution to such Spouse has commenced, then the one-year distribution requirement of this Section shall apply as if the Spouse were the Participant.

The surviving Spouse may elect to take a partial distribution or a lump sum distribution of the remaining Participant's Account Balance. A non-spousal Beneficiary must take a lump sum distribution of the Participant's Account Balance no later than the December 31 of the calendar year following the close of the calendar year in which the Participant died.

8.7          DISABILITY DISTRIBUTION. A Participant who has incurred a Disability can elect to take a distribution of his Account Balance in accordance with the provisions of this Article at any time after the determination of Disability.

8.8          MODE OF PAYMENT. Distribution of a Participant's Account shall be made as follows:

(a)          the portion of the Account invested in any Fund other than the Honeywell Common Stock Fund shall be distributed in cash; provided, however, that a Participant or, where applicable, each of a Participant's Beneficiaries, may elect to receive the entire distribution in full shares of Honeywell Common Stock (with cash in lieu of fractional shares) by electing to reallocate his Account to the Honeywell Common Stock Fund in accordance with the provisions of Section 10.5, and

(b)              the portion of a withdrawal or distribution consisting of the Honeywell Common Stock Fund shall be made in either 100% cash or 100% stock as elected by the Participant. However, with respect to full distributions, a Participant can elect a specific percentage, dollar amount or number of shares to be paid in stock and the balance to be paid in cash.

8.9          IDENTITY OF PAYEE. The determination of the Plan Administrator as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

8.10       DIRECT ROLLOVERS. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, that the amount of Eligible Rollover Distribution for the calendar year is or is reasonably expected to be at least $200 and, if only a portion of the Eligible Rollover Distribution is to be rolled over, the amount of the Direct Rollover is at least $200. An election to make or not to make a Direct Rollover with respect to payments which are a part of a series of payments shall apply to all subsequent payments unless a new election is made with respect to subsequent payments. A Direct Rollover of an Eligible Rollover Distribution from the Plan may not be made to more than one Eligible Retirement Plan. If the Participant or Beneficiary fails to make a Direct Rollover election, the Plan shall distribute the amount as if a Direct Rollover election with respect to the distribution had not been made. For purposes of this Section, the following terms shall have the following definitions:

(a)          "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b)          "Distributee" shall mean a Participant or former Participant. In addition, the Participant's or former Participant's surviving Spouse and the Participant's or former Participant's Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Spouse or former Spouse.

(c)          "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Notwithstanding the foregoing, any amount that is distributed on account of a withdrawal, including hardship withdrawals, shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 1169 of the P.R. Code, or to a qualified defined contribution plan described in Section 1165(a)

of the P.R. Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d)          "Eligible Retirement Plan" shall mean an individual retirement account described in Section 1169 of the P.R. Code, an individual retirement annuity described in Section 1169 of the P.R. Code, or a qualified trust described in Section 1165(a) of the P.R. Code, that accepts the Distributee's Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean a plan which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse (other than a domestic partner treated as a Spouse under Section 2.70), or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

ARTICLE IX

WITHDRAWALS

9.1          WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS ACCOUNT. A Participant who has not yet reached his Severance from Service Date may elect to withdraw his After-Tax Contributions, Rollover Contributions, , and the earnings on such contributions and accounts, in accordance with the provisions of this Section and according to the order prescribed in this Section. Except as otherwise prescribed in Section 8.9, withdrawals hereunder shall be according to the order in which subsections (a) through (c) are presented, as the amounts described in each successive subsection are exhausted. Withdrawals shall be made from the Funds in which such amounts are invested in accordance with Section 9.5.

(a)          After-Tax Contributions. A Participant may elect to withdraw all or part of his After-Tax Contributions and the earnings thereon in his After-Tax Contribution Account. Any such withdrawal shall be made in the following order, as the amounts described in each successive subsection are exhausted:

(i)           An amount equal to all or a pro rata portion of the Participant's After-Tax Contributions, the earnings thereon, to the extent required to exhaust such amounts, but no more than the current value of such contributions and such earnings if such value is less than the amount of such contributions and such earnings.

(b)          Rollover Contributions. A Participant may elect to withdraw all or part of his Rollover Contributions in his Rollover Contribution Account and the earnings thereon.

9.2          WITHDRAWALS OF EMPLOYER CONTRIBUTIONS. A Participant who has not yet reached his Severance from Service Date and who has exhausted his withdrawals under Section 9.1 may elect a withdrawal from the Vested portion of his Prior Plan Employer Contribution Account, and Employer Matching Contribution Account and the earnings on such contributions and accounts in accordance with the provisions of this Section. Any such withdrawal shall be based on the value of the Participant's Account on the Valuation Date immediately before the withdrawal. Withdrawals shall be made from the Funds in which such amounts are invested in accordance with Section 9.5.

9.3          WITHDRAWALS OF BEFORE-TAX CONTRIBUTIONS. A Participant who has not yet reached his Severance from Service Date and who has exhausted his withdrawals under Sections 9.1 and 9.2 may elect to withdraw his Before-Tax Contributions and the earnings on such contributions in accordance with the provisions of this Section.

Withdrawals of Before-Tax Contributions.

(a)          Post-Age 59½ Withdrawals. A Participant who has attained age 59½ may elect to withdraw all or part of his Before-Tax Contributions and the earnings thereon.

(b)          Pre-Age 59½ Hardship Withdrawals. If a Participant elects to withdraw all or any part of his Before-Tax Contribution Account prior to the date he attains age 59½, such withdrawal will require the consent of the Plan Administrator and such consent shall be given only if, under uniform rules of application, the Plan Administrator determines that the purpose of the withdrawal is to meet heavy and immediate financial needs of the Participant and the amount of the hardship distribution requested is necessary to satisfy the specified need.

(i)           A withdrawal shall not be permitted to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant. For this purpose, the Participant shall have previously or concurrently withdrawn all amounts available to him under this Article. Notwithstanding the foregoing, the Plan Administrator may rely upon a Participant's reasonable representation that the financial hardship cannot be reasonably relieved through: (1) reimbursement or compensation by insurance or otherwise, (2) liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (3) cessation of Participant Contributions (including Catch-Up Contributions) under the Plan, (4) obtaining of distributions (including distribution of dividends received on Honeywell Common Stock) or nontaxable (at the time of the loan) loans from plans maintained by the Employer, Affiliated Company or by any other employer, to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need, or (5) borrowing from commercial sources on reasonable commercial terms. A Participant must deliver an executed statement indicating the reason for the need, the amount of the need and the fact that the Participant has no other resources reasonably available to relieve that need. For this purpose, a Participant's resources shall be deemed to include those assets of his Spouse (including a Participant’s domestic partner that is treat as a Spouse provided the domestic partner is the Participant’s designated Beneficiary) and minor children that are reasonably available to the Participant.

(ii)          The term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 1165(e) of the P.R. Code and, to the extent permitted by such authorities, shall mean any financial need arising from:

(A)         expenses for medical care that would be deductible under U.S. Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant or a Participant's Spouse (including a Participant’s domestic partner that is treated as a Spouse provided the domestic partner is the Participant’s designated Beneficiary), children, or dependents or necessary for these persons to obtain such medical care and which are not covered by insurance;

(B)         payment of tuition, room, board and related educational fees for the next twelve months of post-secondary education of a Participant, his Spouse (including a Participant’s domestic partner that is treated as a Spouse provided the domestic partner is the Participant’s designated Beneficiary), children, or dependents (as defined in U.S. Code Section 152, without regard to U.S. Code Sections 152(b)(1), (b)(2) and (d)(1)(B);

(C)         the purchase (excluding mortgage payments) of the Participant's principal residence;

(D)         the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

(E)          payments for burial or funeral expenses for the Participant's deceased parent, Spouse (including a Participant’s domestic partner that is treated as a Spouse provided the domestic partner is the Participant’s designated Beneficiary), children, or dependents (as defined in U.S. Code Section 152, without regard to U.S. Code Section 152(d)(1)(B));

(F)          expenses for the repair or damage to the Participant's principal residence that would qualify for the casualty loss deduction under U.S. Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G)         such other circumstances as the P.R. Secretary of the Treasury may designate as deemed immediate and heavy financial needs through the publication of revenue rulings and other documents of general applicability.

(iii)        The amount of the hardship distribution shall not exceed the amount of the financial need; provided, however, that the amount required to relieve any such financial need may include any amounts necessary to pay any taxes reasonably anticipated to result from the hardship withdrawal.

(iv)         A distribution is deemed necessary to satisfy an immediate and heavy financial need if the Participant has obtained all distributions (including distribution of dividends received on Honeywell Common Stock), other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

(c)          The portion of the Participant's Account attributable to Before-Tax Contributions that is available for withdrawal shall not exceed the value of all Before-Tax Contributions (not including or taking into account earnings and losses attributable to such amounts).

A Participant who receives a distribution of Before-Tax Contributions on account of hardship shall be prohibited from making Before-Tax Contributions, After-Tax Contributions and all other Employee contributions under this and all other plans of the Employer for a period of twelve (12) months after receipt of the distribution.

9.4          SPECIAL WITHDRAWAL RULES. Notwithstanding the ordering rules of Sections 9.1, 9.2 and 9.3 above, (i) a Participant may elect to make a withdrawal from the Vested portion of his Account which is invested in the Honeywell Common Stock Fund, provided that such withdrawal is subject to the requirements of Section 9.2 and is made in accordance with the provisions of Section 9.5; and (iii) a Participant who has attained age 59½ may elect to make a withdrawal from the portion of his Account consisting of Before-Tax Contributions. A withdrawal under this Section cannot be requested on the same day as a withdrawal under Sections 9.1, 9.2 or 9.3, or another withdrawal under this Section. In the absence of a specific election hereunder, the ordering rules of Sections 9.1, 9.2 and 9.3 shall apply.

9.5          WITHDRAWAL PROCEDURES. A Participant may elect to make a withdrawal under this Article IX, except for hardship withdrawals made pursuant to Section 9.3, as of any current Valuation Date. The amount available for withdrawal shall be based on the value of the Participant's Vested Account as of the Valuation Date elected. The Valuation Date for a hardship withdrawal requested pursuant to Section 9.3(b) shall be the first Valuation Date coinciding with or immediately following the date the hardship withdrawal is approved by the Plan Administrator. Any withdrawal shall be in an amount not less than the lesser of (i) $300 or (ii) the amount available for withdrawal.

Withdrawals shall be made from those Funds in which the subaccounts being withdrawn under Sections 9.1 and 9.2 are invested as of the applicable Valuation Date. In the event the contributions and the earnings thereon which are deemed to be withdrawn under Sections 9.1 and 9.2 are invested in more than one Fund, and the amount withdrawn is less than the value of the amount in such subaccount being withdrawn, and the amount distributed is less than the value of the amount in such subaccount being distributed, the distribution shall be made proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to provide the full amount of the distribution, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund. Any withdrawal from the Honeywell Common Stock Fund, other than a pre-age 59½ hardship withdrawal, shall be made in full shares of Honeywell Common Stock (with cash in lieu of fractional shares) unless the Participant elects to receive cash. In the absence of an election, an Account having (i) less than 10 shares of Honeywell Common Stock will be distributed in cash, and (ii) 10 or more shares of Honeywell Common Stock will be distributed in full shares of Honeywell Common Stock (with cash in lieu of fractional shares). Any pre-age 59½

hardship withdrawal and any other withdrawal which is made at the same time as the pre-age 59½ hardship withdrawal shall be in cash.

Any withdrawal under this Article shall be distributed to the Participant as soon as practicable following the Valuation Date used to determine the amount available for withdrawal. However, withdrawal requests that are received by the Plan's recordkeeper on or before 4 p.m. Eastern Time on a business day or the close of the stock market, if earlier, shall generally be processed using that same day's Valuation; provided however, that the Plan's recordkeeper deems such distribution request to be in good order. Withdrawals requested after 4 p.m. Eastern Time on a business day or on a weekend day shall generally be processed using the next following business day's Valuation; provided that the Plan's recordkeeper deems such distribution request to be in good order. Notwithstanding the foregoing, no withdrawal, distribution, or loan may be made by a Participant during the period in which the Company is making a determination as to whether a Domestic Relations Order affecting the Participant's Account is a Qualified Domestic Relations Order. Further, if the Company is in receipt of a Qualified Domestic Relations Order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal, distribution, or loan until the alternate payee's rights under such order are satisfied.

A Participant's Account will be charged a fee for processing each withdrawal in the amount of $10.00.

ARTICLE X

INVESTMENT OF CONTRIBUTIONS

10.1       FUNDING VEHICLE. The Company has entered into a Trust Agreement with the Trustee providing for the establishment of a Trust to which all Before-Tax Contributions, Employer Matching Contributions, After-Tax Contributions, Prior Plan Employer Contributions, and Rollover Contributions, if any, shall be contributed and from which all benefits under the Plan shall be paid.

10.2       INVESTMENT FUNDS. The Trustee shall maintain separate Funds into which the Participants may direct the investment of certain Accounts, as set forth on Appendix A. Unless otherwise provided in Section 10.5, all Employer Matching Contributions and shall be invested in the Honeywell Common Stock Fund. All other contributions may be invested pursuant to the Participant's direction in one or more of the Funds indicated in Appendix A.

10.3       INVESTMENT ELECTIONS. Participant's Accounts shall be allocated to any or all of the Funds, in multiples of 1%, as the Participant shall elect. Such election shall be made by the Participant in any manner specified by the Plan Administrator. A Participant's initial election shall be made on or before his Enrollment Date. Notwithstanding the foregoing, in the case of an Employee who becomes a Participant pursuant to an automatic Salary Reduction Agreement under Section 4.2, the Participant shall be deemed to have made an initial election to invest his entire Account in the appropriate Target Date Fund based on the Participant’s date of birth. Separate accounts will be maintained reflecting the interest of each Participant attributable to each Fund. In the event that a Participant, Beneficiary or alternate payee declines or fails to provide investment direction with respect to Plan assets held in his Account, the Account shall be invested in the appropriate Target Date Fund based on his/her date of birth, which shall serve as the default investment.

10.4       CHANGE IN INVESTMENT ELECTION. Any investment election made by the Participant shall be deemed to be a continuing election until changed. A Participant may at any time change his investment election with respect to future contributions in any manner specified by the Plan Administrator for the next available pay period for which the election is to be effective. Such change shall be effective only with respect to future Before-Tax Contributions and After-Tax Contributions, if any.

10.5.      TRANSFERS BETWEEN FUNDS. A Participant may reallocate his entire Account or a portion of his Account, other than the portion of a Participant's Employer Matching Contribution Account that is not Vested, in one percent (1%) increments among the Funds at any time. A Participant may direct the Trustee at any time to transfer a designated percentage or a specific dollar amount from one Fund to another, other than transfers from the portion of a Participant's Employer Matching Contribution Account that is not Vested. A Participant may direct the Trustee to automatically rebalance his entire Account, in accordance with his most recent investment election, every 90 days or as of the last business day of each calendar quarter. A Participant who makes a transfer of assets into the International Stock Fund and then makes a transfer out of the International Stock Fund within five business days will have a 2% redemption fee apply to the amount transferred out of the Fund. Transfers will be subject to the redemption fee if they are made on or before 4 p.m. Eastern Time, or the close of the stock market, if earlier, on or prior to the fifth business day of the transfer into the International Stock Fund. The determination of whether an amount is subject to the redemption fee shall be determined on a first in-first out basis. The redemption fee shall be retained by the International Stock Fund.

10.6       INVESTMENT OF EARNINGS. Except as otherwise provided in Section 10.7, all earnings (whether denominated income, capital gain or otherwise) from investments in each Fund shall be reinvested in the same Fund.

10.7       INVESTMENT OF EMPLOYER CONTRIBUTIONS. Employer Matching Contributions shall be invested only in the Honeywell Common Stock Fund. Employer Matching Contributions may be made in shares of Honeywell Common Stock or cash. Except as otherwise provided in Section 11.3, as soon as practicable after receipt of cash contributions, or other funds applicable to the Honeywell Common Stock Fund, the Trustee shall purchase shares of Honeywell Common Stock from such source and in such manner as the Trustee may determine; provided, however, the Trustee, for liquidity purposes, may place a portion of the cash in short-term fixed income investments to be held in the Honeywell Common Stock Fund. In lieu of cash, the Company may contribute shares and give these shares to the Trustee as Employer Matching Contributions. If the Trustee and the Company agree, any such shares may be purchased from the Company and may either be treasury shares or authorized but unissued shares. In the event that treasury or authorized but unissued shares of Honeywell Common Stock are purchased by the Trustee from the Company, the price per share shall be the price of Honeywell Common Stock on the New York Stock Exchange determined at the close of regular trading for the date of purchase or, if no sale occurred on such date, for the next preceding day on which a sale occurred.

10.8       LIMITATION OR SUSPENSION OF TRANSACTION AND LIMITATION OF DAILY SECURITIES TRADING. Notwithstanding Articles VIII, IX, X and XII, the Company shall, in its sole discretion, limit, postpone or suspend any or all investment Fund reallocations or transfers, withdrawals, distributions and loans, including subsequent investment Fund reallocations or transfers, withdrawals, distributions and loans elected prior to the determination of such limitation or suspension, in the event the Company determines, in its sole discretion, that such action is in the interest of the Plan or the Participants. The Trustee may, in its sole discretion, limit the daily volume of its purchases or sales of securities for the Trust, including, but not limited to, Honeywell Common Stock held in the Honeywell Common Stock Fund.

10.9       LOAN FUNDS. Notwithstanding anything in this Article to the contrary, any Participant who borrows from the Trust Fund pursuant to Article XII will be treated as having directed the Trustee to allocate such portion of his Account Balance as is equal to the borrowed amount to the Participant's "loan fund." The loan fund, and the promissory note executed by the Participant held therein, remains a part of the Trust Fund, but to the extent of the loan outstanding at any time, the borrowing Participant's loan fund alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee may retain in an interest-bearing account any interest and principal paid on the borrowing Participant's loan in the loan fund on behalf of the borrowing Participant until the Trustee deems it appropriate to add the amount paid to the Participant's loan fund under the Plan (plus interest, if any) back to the Participant's Account Balance, at the same time reducing the amount treated as having been allocated to the Participant's loan fund by the amount of principal payments made with respect to the loan.

ARTICLE XI

ESOP PROVISIONS; CUSTODY, REGISTRATION AND VOTING OF HONEYWELL COMMON STOCK; TENDER OFFER PROVISIONS

11.1       ESOP INVESTMENT. As required by P.R. Code Section 1165(a)(10), the ESOP component of the Plan invests primarily in "employer securities" (as that term is defined in P.R. Code Section 1165(h)(2)); it does so by investing in the Honeywell Common Stock Fund, which in turn invests in Honeywell Common Stock. The ESOP component of the Plan shall consist of the Honeywell Common Stock Fund.

11.2       SPECIAL PROVISIONS APPLICABLE TO PLAN BORROWINGS. Except as provided herein or as otherwise required by applicable law, no security acquired with the proceeds of any amount borrowed by the Plan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP within the meaning of Section 1165(h)(1) of the P.R. Code.

Any qualifying employer security, within the meaning of Section 1165(h)(2) of the P.R. Code, which may be obtained from the proceeds of any amount borrowed by the Plan, will be subject to a put option if it is not publicly traded or if it is subject to a trading limitation when distributed. The put option is exercisable only by a Participant, the Participant's donees, or by a person to whom the security passes by reason of a Participant's death. Under the put option, the security may be put to the Participant's Employer or to the Company. The put option shall remain in effect for 15 months following the date the security is distributed. If a security ceases to be publicly traded without restriction within 15 months after distribution, the Company will notify each security holder in writing within 10 days that the security will be subject to the put option exercisable for the remainder of the 15-month period and will explain the option terms in such notice. The period of the option shall be extended a day for each day the notice is given after the 10-day period expires.

The put option shall be exercised by written notice to the Employer. The price at which the option is exercisable is the value of the security, as determined under Section 54.4975-11(d)(5) of the U.S. Treasury Department Regulations. Securities put under this paragraph to the Employer shall be paid for in cash upon receipt by the Employer of a properly endorsed stock certificate representing ownership in the securities. No restrictions as to payment shall apply, except by applicable state law. The rights in this Section shall be non-terminable.

The provisions of U.S. Treasury Department Regulation Section 54.4975-11(c) shall apply with respect to any assets obtained by the Plan with the proceeds of any loan made to the Plan.

11.3       CASH DIVIDENDS ON HONEYWELL COMMON STOCK FUND. With respect to the portion of a Participant's ESOP Account, all cash dividends paid by the Company with respect to shares of Honeywell Common Stock held in the Honeywell

Common Stock Fund on the exchange date for the dividend shall be reinvested in the Honeywell Common Stock Fund.

11.4       DIVERSIFICATION. A Participant may diversify his Account in accordance with Article X.

11.5       DISTRIBUTION OF HONEYWELL COMMON STOCK. As set forth in Section 8.8, a Participant shall have the right to demand that the value of his ESOP Account invested in Honeywell Common Stock be distributed "in kind," in whole shares of Honeywell Common Stock. Fractional shares of Honeywell Common stock shall be distributed in cash.

11.6       CUSTODY AND VOTING OF HONEYWELL COMMON STOCK. All shares of Honeywell Common Stock acquired by the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of its shareowners, the Company shall cause to be sent to each Participant (or Beneficiary of a deceased Participant whose Accounts are then still held under the Plan) a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the shares of Honeywell Common Stock allocated to each Participant's Accounts, whether or not Vested. The Trustee, itself or by proxy, shall vote the shares of Honeywell Common Stock in such Accounts in accordance with the instructions of the Participant (or any such Beneficiary). If prior to the time of such meeting of shareowners the Trustee shall not have received instructions with respect to any shares of Honeywell Common Stock allocated to Participants' Accounts, the Trustee, itself or by proxy, shall vote all such shares in the same ratio as the shares with respect to which instructions were received from Participants (and any such Beneficiaries).

11.7       TENDER OF HONEYWELL COMMON STOCK.

(a)          Each Participant (or, in the event of a Participant's death, the Participant's Beneficiary) shall have the right, to the extent of shares of Honeywell Common Stock allocated to the Participant's ESOP Account, confidentially to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Honeywell Common Stock. The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareowners of the Company, in connection with any such tender or exchange offer. If the Trustee shall not receive timely directions from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Honeywell Common Stock, with respect to which such Participant has the right of direction.

(b)          Cash proceeds received by the Trustee from the sale or exchange of any shares of Honeywell Common Stock pursuant to subsection (a) shall be invested by the Trustee in any Fund other than the Honeywell Common Stock Fund, in accordance with directions from Participants. The Trustee shall allocate the proceeds from any shares of Honeywell Common Stock sold or exchanged to the Accounts of Participants who directed the Trustee to sell or exchange such shares.

(c)          Any decision by a Participant to tender (or not tender) or to exchange (or not exchange) pursuant to subsection (a) of this Section and any direction made by a Participant pursuant to subsection (b) of this Section shall constitute an exercise of control over the assets credited to the Participant's Account and each Participant who so exercises such control shall, by such exercise, release and agree, on the Participant's own behalf and on behalf of the Participant's heirs and beneficiaries, to indemnify and hold harmless the Trustee and the Employer from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise. In exercising such control, the Participant shall be deemed to act as a named fiduciary with respect to the portion of his Account invested in the Honeywell Common Stock Fund.

ARTICLE XII

LOANS

12.1       LOAN APPLICATIONS. A Participant who is on the payroll of the Employer or an Affiliated Company may apply for a loan from the Plan by executing a written promissory note, security agreement and any other documentation that the Plan Administrator may require, in the form prescribed by the Plan Administrator. Participants may not have outstanding more than one (1) loan at any given moment.

12.2       LOAN TERMS AND CONDITIONS.

(a)          A Participant's loans shall be derived solely from the Participant's Account. A Participant may only have one loan outstanding at a time. The minimum loan available is $1,000. The maximum loan available will be the lesser of (A) 50% of the Vested portion of a Participant's Account including any outstanding loan balance determined as of the Participant's Loan Election Date (provided, however, that any withdrawals made pursuant to Article IX, on or after the Loan Election Date and before the receipt of the promissory note and security agreement by the Plan Administrator, shall reduce the available Vested portion of a Participant's Account) minus any outstanding loan balance on the Loan Election Date, or (B) $50,000, less the highest combined outstanding principal balance of all loans at any time during the prior 12-month period. For purposes of this limitation, all loans from all qualified plans maintained by the Company or by any Affiliated Company.

(b)          Each loan shall be evidenced by a promissory note and security agreement setting forth the Participant's obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Article XII as is acceptable to the Company. Loans shall bear a reasonable interest rate equal to the prevailing rate charged by lenders for similar loans as determined by the Company.

(c)          Loans shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(d)          All loans shall be adequately secured. A loan shall be deemed to be adequately secured if the aggregate amount of all such loans to a Participant does not exceed 50% of the Vested amount of the Participant's Account Balance at the time of the making of such loan.

(e)          The period for repayment of a loan issued pursuant to this Article XII must, by the terms of the note, be for a period not less than one month nor exceed a period of five years. Notwithstanding the above, if the purpose or use of the loan, as determined at the time of issuance, is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the period for repayment of the loan may be extended to 25 years. Any outstanding loan balance may be prepaid in full on any Valuation Date without penalty. (Partial repayment is not permitted.)

(f)           A Participant's Account will be charged a one-time non-refundable fee of $50 for initiating a loan.

(g)          The principal amount of any loan and the accrued interest thereon shall be repaid by approximately equal payroll deductions which shall be irrevocable until the outstanding principal balance of the loan, and all accrued interest thereon, is paid in full. However, a Participant who (i) is on a short-term leave of absence, or (ii) is no longer employed by a Participating Unit but remains employed by the Company or an Affiliated Company, may make periodic payments by certified check to satisfy the outstanding principal balance of the loan and interest thereon; provided, payments continue to be made no less frequently than each calendar quarter and are made on a substantially level basis. If a Participant becomes disabled, loan repayments will continue to be made by payroll deduction as long as the Participant remains on the payroll of the Employer or an Affiliated Company. If a Participant who is on a short-term leave of absence of one year or less does not make periodic payments as provided above, the loan shall not be deemed to be in default before a year has elapsed since the beginning of the leave of absence and, if the Participant returns from such a leave of absence before a year has elapsed, the loan shall be reamortized so that the remaining principal amount and the accrued interest shall be repaid in approximately equal payroll deductions over the remaining term of the loan. In the case of a Participant entitled to veterans' reemployment rights, effective December 12, 1994, loan repayment suspensions will be permitted in accordance with Section 414(u)(4) of the U.S. Code.

(h)          If one of the following events occurs during a calendar quarter, a Participant's loan shall be deemed to be in default on the last day of the next calendar quarter, and the outstanding principal balance of the loan and all accrued interest thereon shall be immediately due and payable: (i) the Participant fails to timely remit payments under the terms of the loan, (ii) the Participant ceases to be subject to payroll deductions and does not continue to make loan repayments (unless the Participant is on a short-term leave of absence of one year or less or military leave), (iii) the Participant is on a short-term leave of absence and does not return from such absence after twelve (12) months, or (iv) the Participant revokes his authorization for payroll deduction. A Participant's loan shall also be deemed in default following his termination of employment unless (i) the full amount of the Participant's outstanding loan, including all accrued interest, is paid within 90 days after the date of the written notice of the amount due, or (ii) the Participant has made arrangements for direct payment within such 90-day period (if eligible to do so). Upon the occurrence of a default, the Plan may foreclose on the loan; provided, however, that no offset distribution of the loan shall be made with respect to the Participant's Account until the earliest time the Account could be distributed without violating any provisions of Section 1165(a) and 1165(e) of the P.R. Code. An offset distribution shall be made as of the earlier of the date the Participant elects to receive a distribution of his Account under Section 8.3, or 90 days following the Participant's Severance from Service Date, or as soon as administratively practical thereafter.

12.3       SOURCE OF LOAN PROCEEDS. The proceeds of any loan shall be taken from the Participant's Account according to the following order:

(a)	Before-Tax Contributions and earnings thereon;
(b)	After-Tax Contributions and earnings thereon;
(c)	Rollover Contributions in the Rollover Contributions Account and earnings thereon;
(d)	the Vested portion of Prior Plan Employer Contributions and earnings thereon;
(e)	Vested Employer Matching Contributions and earnings thereon; and

The loan proceeds taken from a Participant's Account shall be based on the value of such amounts as of the Participant's Loan Election Date; provided, however, that any distributions and any withdrawals made pursuant to Article IX, on or after the Loan Election Date and before the receipt of the promissory note and security agreement by the Plan Administrator shall reduce the amount available in a Participant's Account and, if the requested loan no longer meets the requirements of Section 12.2(a), such request shall not be honored. The loan proceeds shall be taken from those Funds in which the subaccounts from which the loan proceeds are taken were invested at the time of the loan. In the event such amounts are invested in more than one Fund, and the amount borrowed is less than the value of all such contributions and the earnings thereon in such subaccount, the loan proceeds from such subaccount shall be taken proportionately from each Fund other than the Honeywell Common Stock Fund; and if such Funds are not sufficient to fund the full amount of the loan, the balance of that subaccount will be distributed from the Honeywell Common Stock Fund.

The foregoing notwithstanding, a loan shall not be considered to be a distribution of the Participant's interest in the Plan at the time made but rather shall be treated as an investment of the Participant's Account.

12.4       REPAYMENT OF LOAN. Repayments of Participant loans shall be invested in accordance with the Participant's investment designation in effect at the time of the repayment; provided, however, that any repayment of loan proceeds that were taken from Employer Matching Contributions shall be invested in the Honeywell Common Stock Fund.

ARTICLE XIII

PARTICIPANT ADMINISTRATIVE PROVISIONS

13.1       BENEFICIARY DESIGNATION. The Beneficiary of a married Participant shall be the Participant's Spouse. A married Participant may designate a Beneficiary other than the Spouse only if the Participant's Spouse consents in writing to the Beneficiary designation. The Spouse's consent shall not be valid unless the election designates a specific Beneficiary(ies). Such Spouse's consent must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or in other circumstances that may be prescribed by Treasury Regulations. The consent of a Spouse shall not be effective with respect to any subsequent Spouse of the Participant. Notwithstanding the foregoing, for purposes of this Section 13.1, the term "Spouse" shall not include a domestic partner treated as a Spouse under Section 2.70.

Subject to the foregoing limitation, a Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustees shall pay his Account Balance in the event of his death. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, it effectively shall revoke all designations filed prior to that date by the same Participant. Further, the marriage of a single Participant shall revoke all designations filed prior to that date by the Participant unless the Participant's Spouse consents.

13.2       NO BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary, or if the Beneficiary named by a Participant predeceases him, then the Trustees shall pay the Participant's Account Balance (subject to the provisions of Article VII) to the Participant's Spouse on the date of death, or if there is no such Spouse, the Participant's estate.

13.3       PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant or Beneficiary upon the condition precedent that each Participant or Beneficiary will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided that the Plan Administrator shall advise each Participant or Beneficiary of the effect of his failure to comply with its request.

13.4       MAINTENANCE OF ACCOUNTS. For each Participant, the Plan Administrator shall, where applicable, cause a separate Before-Tax Contributions Account, After-Tax Contributions Account, Employer Matching Contributions Account, Rollover Contributions Account, and such other accounts or sub-accounts as the Plan Administrator deems necessary to be maintained under the Plan.

13.5       ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

13.6       SOURCE OF PAYMENTS. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

13.7       DEEMED ACCEPTANCE OF ACT OR OMISSION BY A PLAN FIDUCIARY. If a Plan fiduciary (as determined under ERISA) or an individual or entity with authority delegated by a Plan fiduciary acts or fails to act with respect to a Participant or a Participant's Account under the Plan and the Participant has direct or indirect knowledge of such act or failure to act, the Participant's failure to notify the Plan fiduciary (or the Plan fiduciary's delegate) within a reasonable period of time that such act or failure to act was incorrect or inconsistent with the Participant's election shall be deemed to be an acceptance and ratification of the Plan fiduciary's (or the Plan fiduciary's delegate) act or failure to act.

13.8       SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.9           HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and alternate payee, present and future (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts the Plan).

13.10     HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.11     GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

13.12     NO WARRANTIES. Neither the Board of Directors nor its members nor the Committee nor the Employer nor the Company nor any Affiliated Company nor the Trustee warrants or represents in any way that the value of each Participant's Account will increase or will not decrease. The Participant assumes all risk in connection with any change in values.

13.13     RELIANCE ON DATA AND CONSENTS. The Employer, the Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by any Participant, Beneficiary or alternate payee, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the Spouse of any Participant, any Beneficiary of any Participant, any alternate payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, Spouses of Participants, Beneficiaries and alternate payees to advise the appropriate parties of any change in such data.

13.14     ASSIGNMENT OR ALIENATION. Neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustees shall not recognize any such anticipation, assignment or alienation except as provided in this Section. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

(a)          Non-alienation of Benefits. No benefit payable at any time under the Plan shall be subject, in any manner, to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under the Plan, or if by reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in his discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's Spouse, children or other dependents, or any of them, in such manner as the Plan Administrator may deem proper.

(b)          Exceptions for QDROs and Federal Tax Levy. Notwithstanding paragraph (a), the Trustee may assign or alienate a portion of the Participant's Account pursuant to:

(i)           any domestic relations order that is determined in accordance with the Plan Administrator's procedures to be a Qualified Domestic Relations Order; or

(ii)          a Federal tax levy made pursuant to U.S. Code Section 6331 and with collection proceedings by the United States on a judgment resulting from an unpaid tax assessment.

(c)          Exception for Judgments and Settlement Agreements. Notwithstanding any provision of the Plan to the contrary, a Participant's benefit under the Plan may be offset pursuant to an order or requirement to pay that arises under a judgment of conviction for a crime involving the Plan, a civil judgment entered by a court in an action brought in connection with a violation of ERISA, Title I, Subtitle B, Part 4, or a settlement agreement between the Participant and the U.S. Secretary of Labor or the PBGC, in accordance with the requirements of U.S. Code Sections 401(a)(13)(C) and (D).

13.15     QUALIFIED DOMESTIC RELATIONS ORDERS. The Company has established by separate document on behalf of the Plan a procedure for determining the qualified status of Domestic Relations Orders and for administering distributions to be made under such orders. Notwithstanding any other provision of this Plan, distribution from a Participant's Account may be made to an alternate payee under a Qualified Domestic Relations Order at the time specified in such order even if the Participant to whose account it applied has not yet attained the earliest retirement age as defined by Section 414(p)(B) of the U.S. Code, or terminated employment. An alternate payee shall be treated as an unmarried Participant who has terminated employment for reasons other than Retirement, Reduction-in-Force, Disability or death. With respect to a QDRO, if an alternate payee's interest in the Plan is $1,000 or less, it shall be distributed in accordance with Section 8.2 of the Plan in the form of a single lump sum payment as soon as administratively practicable after the Plan Administrator determines that a particular order is a QDRO.

13.16     PAPERLESS TRANSACTIONS. Notwithstanding any references within this Plan document to the use of written applications or forms, any form, record, procedure or process prescribed and/or approved by the Plan Administrator to perform certain Plan-related activities through the use electronic mail, telephone or voice-activated systems, computer or other ~~“~~"paperless~~”~~" means may be used unless a written document is otherwise required by applicable law.

ARTICLE XIV

ADMINISTRATION

14.1       PLAN ADMINISTRATOR. The Vice President, Human Resources, Compensation and Benefits (or an Employee with a successor title) shall be the Plan Administrator within the meaning of Section 3(16)(A) of ERISA and, except as otherwise provided in this Article XIV, the named fiduciary for Plan administration purposes under Section 402 of ERISA. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan, as set forth in this Article. In making any determination or rule, the Plan Administrator shall apply uniform policies and shall not discriminate in favor of or against any Participant. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

14.2       PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall have full discretionary authority and power to control and manage the administrative aspects of the Plan, including but not limited to the following powers and duties:

(a)          To determine the eligibility of an Employee to participate in the Plan;

(b)          To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;

(c)          To enforce the terms of the Plan and the rules and regulations it adopts;

(d)          To determine questions of fact and law and to make any findings of fact necessary or appropriate for any purpose under the Plan;

(e)          To direct disbursements;

(f)           To determine eligibility for benefits, to determine the amount of benefits and to otherwise construe the terms of the Plan;

(g)           To direct the Trustee with respect to distribution of the Trust;

(h)          To enter into agreements with the Trustee to provide for the distribution of Plan assets;

(i)           To appoint and monitor the actions of the Pension and Savings Plans Appeals Committee (or successor committee) to review and render decisions with respect to appeals from a denial of a claim for benefits under the Plan;

(j)           To furnish the Employer with information which the Employer may require for tax or other purposes;

(k)          To regularly report its actions to the Senior Vice President, Human Resources and Communications, or an Employee with a successor title;

(l)           To engage the service of agents whom it may deem advisable to assist it with the performance of its duties including counsel, auditors, and other specialists, and any clerical, actuarial, and other service providers as it may require in carrying out the provisions of the Plan, and to direct that the expenses for such services be paid by the Trust Fund. The Plan Administrator and its delegates shall be entitled to rely on the advice and opinions of such persons; and

(m)         To delegate such of its duties, authority and obligations hereunder to corporate staff or existing committees of the Employer, subcommittees it may form, or third party providers as it may, in its discretion, determine necessary, advisable or useful.

14.3       SAVINGS PLAN INVESTMENT COMMITTEE. The Savings Plan Investment Committee shall be the named fiduciary for Plan investment purposes under Section 402 of ERISA. The Savings Plan Investment Committee shall consist of individual employees of the Employer with the following titles or successor titles:

(i)	Direct-Senior Portfolio Manager;
(ii)	Director of Treasury, Corporate Finance;
(iii)	Director, Benefits Labor and Retirement Plans;
(iv)	Director Human Resources – Specialty Materials; and
(v)	Assistant General Counsel – Benefits.

14.4       POWERS AND DUTIES OF THE SAVINGS PLAN INVESTMENT COMMITTEE. The Savings Plan Investment Committee shall have the full power and discretionary authority to manage the investments of the Plan, including but not limited to the following powers and duties:

(i)           To appoint and remove the Trustee (or Trustees) and monitor its (their) performance and to provide directions to the Trustee with respect to availability of Fund options, methods of benefit payment, valuation at dates other than annual valuation dates and on all other matters where required by the Plan or requested by the Trustee;

(ii)          To establish, maintain and communicate to the Trustee and/or investment manager(s), an investment policy consistent with the objectives of the Plan;

(iii)        To develop rules for its own governance, establish procedures for the conduct of its business and to allocate responsibilities among its members;

(iv)         To monitor the Plan's compliance with ERISA Section 404(c) and prohibited transaction provisions of ERISA and the Code;

(v)          To select the specific investment funds or investment managers for each Fund listed on Appendix A, other than the Honeywell Stock Fund, and to monitor the performance of the investment funds or investment managers so selected and to change or eliminate previously selected investment funds or investment managers;

(vi)         To regularly report its actions to the Retirement Plans Committee of the Board of Directors of the Company;

(vii)       To engage the service of agents whom it may deem advisable to assist it with the performance of its duties including counsel, auditors, investment advisors and other specialists, and any clerical and other service providers as it may require in carrying out the provisions of the Plan, and to direct that the expenses for such services be paid by the Trust Fund. The Savings Plan Investment Committee and its delegates shall be entitled to rely on the opinion of such persons; and

(viii)      To delegate such of its duties, authority and obligations hereunder to corporate staff or existing committees of the Employer, subcommittees it may form, or third party providers as it may, in its discretion, determine necessary, advisable or useful.

14.5       PLAN EXPENSES. All costs and expenses of administering the Plan and managing the Funds shall be borne by the Participants and paid from their Accounts in the Plan. Brokerage commissions, transfer taxes, and other charges incurred in connection with the purchase and sale of securities shall be charged to and paid from the Fund to which such charges and expenses are attributable.

14.6       EFFECT OF A MISTAKE. In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant or Beneficiary, the Plan Administrator shall, if possible, cause such payment amounts to be withheld, accelerated, or otherwise adjusted as will in its sole judgment result in the Participant or Beneficiary receiving the proper amount of payments under this Plan. Additionally, the Plan Administrator is permitted to correct mistakes in administration of the Plan in accordance with rules and regulations promulgated by applicable law.

14.7       FACILITY OF PAYMENT. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Plan Administrator receives written notice, in a form and manner acceptable to it, that the person is incompetent or a minor, and that a guardian, conservator, or other person legally responsible for the care of his estate has been appointed. If the Plan Administrator finds that any person to whom a benefit is payable under the Plan is unable to care properly for his affairs, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Plan Administrator to have incurred expense for such person otherwise entitled to payment.

If a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator if proper proof of the appointment is furnished in a form and manner suitable to the Plan Administrator.

To the extent permitted by law, any payment made under the provisions of this Section shall be a complete discharge of liability under the Plan.

14.8       MISSING RECIPIENTS. If the Plan Administrator is unable to pay any distribution or dividend payment due under the Plan to a Participant or Beneficiary after a period of at least three years from the date the distribution or dividend payment was distributed or due to be distributed under the terms of the Plan, because the identity and/or whereabouts of such person cannot be ascertained notwithstanding the mailing of due notice to any last known address or addresses, the Plan Administrator, if it so elects, shall direct that any such benefits be forfeited; provided, however, that such benefit shall be restored (in an amount equal to the amount forfeited) upon proper claim made by such Participant or Beneficiary. In the event of such individual's subsequent reappearance, the benefits that were due and payable shall be paid in a single sum and the future benefits due such person shall be reinstated in full. If the distribution meets the requirements of Section 8.2(a) and (b), regarding mandatory cashout distributions and rollovers of small benefits, such section will apply instead of this Section. Amounts forfeited under this Section may be applied to reduce subsequent Employer Matching Contributions or other Employer Contributions under the Plan, to correct errors, to resolve any claim filed under the Plan in accordance with Section 13.9 or to restore Participant Accounts in accordance with this Section 14.8.

14.9       CLAIMS AND APPEAL PROCEDURE FOR DENIAL OF BENEFITS. All claims for benefits under the Plan shall be submitted in writing by Participants and Beneficiaries ("Claimant") to the Plan Administrator, or his designee, who shall notify the Claimant in writing whether the claim has been granted or denied. The Plan Administrator shall advise the Claimant of his decision in writing within 90 days after his receipt of the claim (except that if special circumstances require an extension of time, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, and up to an additional 90 days will be granted to consider the claim). If the claim is denied, the Plan Administrator's notice to the Claimant shall set forth:

(a)          The specific reason for the denial;

(b)          Specific reference to pertinent Plan provisions on which the Plan Administrator based its denial;

(c)          A description of any additional materials or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)          A statement that any appeal the Claimant wishes to make of the denial must be in writing to the Pension and Savings Plans Appeals Committee within 60 days after receipt of the Plan Administrator's notice of the denial of benefits. The Plan Administrator's notice must further advise the Claimant of his right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

If a Claimant appeals a denial of benefits, the Pension and Savings Plans Appeals Committee shall reexamine all facts related to such claim and its denial, taking into account all comments, documents, records and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination, and shall make a final determination as to whether the denial of benefits is justified under the circumstances. The Pension and Savings Plans Appeals Committee shall render a decision at its next regularly scheduled meeting following the Claimant's written request for review. If the Claimant's appeal is received within 30 days before the Pension and Savings Plans Appeals Committee's next regularly scheduled meeting, such appeal shall be considered at the second regularly scheduled Pension and Savings Plans Appeals Committee meeting following the Claimant's written request for review. If the Pension and Savings Plans Appeals Committee determines that an extension of time for processing is required, written notice of extension shall be furnished to the Claimant prior to the termination of the initial period. In no event shall the Pension and Savings Plans Appeals Committee render a decision respecting a denial for a claim for benefits later than the third regularly scheduled Pension and Savings Plans Appeals Committee meeting following receipt of the Claimant's written request for review. If the appeal is denied, the Pension and Savings Plans Appeals Committee's written notification to the Claimant shall set forth:

(e)              The specific reason for the adverse determination;

(f)           Specific reference to pertinent Plan provisions on which the Pension and Savings Plans Appeals Committee based its adverse determination;

(g)          A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and

(h)          A statement that the Claimant has a right to bring a civil action under Section 502(a) of ERISA.

The Pension and Savings Plans Appeals Committee's decision shall be binding on all persons affected thereby.

The Claimant must exhaust the claims and appeals process under the Plan before he can bring legal action against the Plan either in state or Federal court. Similarly, failure to follow the Plan's prescribed claims and appeals process in a timely manner shall also cause the Claimant to lose his right to bring legal action against the Plan regarding an adverse benefit determination.

Notwithstanding the foregoing provisions of this Section 14.9, a Claimant who wishes to bring a legal action against the Plan, the Company, the Employer, the Plan Administrator, the Pension and Savings Plan Appeals Committee, the Savings Plan Investment Committee or any other Plan fiduciary, or a delegate of any such person or entity, must file such legal action no later than the first anniversary of one of the following, as applicable: (1) if the Plan Administrator or the Pension and Savings Plan Appeals Committee grants the claim or appeal, the date the claim or appeal is granted, (2) if the Pension and Savings Plan Appeals Committee denies the appeal, the date the appeal is denied, (3) if the Claimant has begun receiving payments from his or her Account pursuant to the terms of Article VIII, the date the first payment is made; (4) if (1), (2) or (3) does not apply, the date the Participant knows or reasonably should know the claim is denied or granted (e.g., through any written or verbal action or explanation denying or granting the claim).

14.10     COMPLIANCE WITH MILITARY REEMPLOYMENT ACT. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the U.S. Code.

14.11     COMMUNICATION TO ELIGIBLE EMPLOYEES. The Plan Administrator shall apprise Employees who may be eligible to participate of the existence of the Plan and the salient provisions thereof.

14.12     INDEMNITY OF PLAN ADMINISTRATOR AND SAVINGS PLAN INVESTMENT COMMITTEE. To the extent permitted by law, the Plan Administrator, Savings Plan Investment Committee, representatives of the Plan Administrator or Savings Plan Investment Committee, directors, officers, and Employees of the Company shall be indemnified by the Company against any and all claims, losses, damages, expenses (including counsel fees), and any other liability (including amounts paid in settlement with the Company's approval) arising from such individuals' action or conduct relating to Plan administration. The Company shall not indemnify these persons against such claims, losses, damages, expenses, or liabilities when the same is judicially determined to be attributable to gross negligence or willful misconduct.

ARTICLE XV

FIDUCIARY DUTIES AND RESPONSIBILITIES

15.1       GENERAL FIDUCIARY STANDARD OF CONDUCT. Each fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

15.2       SERVICE IN MULTIPLE CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

15.3       LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary under this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no person so serving who already receives full-time pay from the Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

ARTICLE XVI

EXCLUSIVE BENEFIT, AMENDMENT AND TERMINATION

16.1       EXCLUSIVE BENEFIT. The Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to an Employer, either directly or indirectly; nor, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Notwithstanding the above, the Employer contributes to this Plan on the condition that its contribution is not due to a mistake of fact and that the P.R. Treasury Department will not disallow its deduction for that contribution. The Trustee, upon written demand from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Section 1023 of the P.R. Code. The Trustee will not return any portion of the Employer's contribution under the provisions of this Section more than one year after:

(a)              the Employer made the contribution by mistake of fact; or

(b)          the disallowance of the contribution as a deduction, and then only to the extent of the disallowance.

The Trustee will not increase the amount of the Employer contribution returnable under this Section for any earnings attributable to the contribution, but will decrease the amount of the Employer contribution returnable for any losses attributable thereto. The Trustee may require the Employer to furnish it with whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Employer has demanded be returned is properly returnable under the P.R. Code and ERISA.

16.2       AMENDMENT BY COMPANY. The Company shall have the right at any time and from time to time to amend this Plan in any manner it deems necessary or advisable, including, but not limited to, amendments necessary in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the P.R. Code. Notwithstanding anything else to the contrary herein, no amendment shall authorize or permit any of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer.

No amendment shall (a) decrease a Participant's Account Balance or (b) eliminate an optional form of benefit to which the Participant is entitled as a result of service prior to the amendment except as permitted under Section 1165 of the P.R. Code and the regulations and rulings thereunder.

Notwithstanding anything herein to the contrary, if the vesting schedule is amended, a Participant who has completed three one-year Periods of Service as of the expiration of the election period described below may elect to be subject to the vesting schedule in effect prior to the change in the vesting schedule. Such election must be made during the period which begins on the date on which the amendment changing the vesting schedule is adopted and which ends on the latest of the following dates:

(a)          the date which is 60 days after the date on which the Plan amendment is adopted;

(b)          the date which is 60 days after the date on which the Plan amendment becomes effective;

(c)          the date which is 60 days after the date the Participant is issued written notice of the Plan amendment by the Company; or

(d)          such later date as may be specified by the Company.

The election provided for in this Section shall be made in writing and shall be irrevocable when made.

16.3       DISCONTINUANCE OF CONTRIBUTIONS. The Company shall have the right, at any time, to suspend or discontinue its contributions under the Plan. Upon a complete discontinuance of contributions (within the meaning of P.R. Code Section 1165 and regulations thereunder), the Account Balance of each affected Participant shall be 100% Vested.

16.4       TERMINATION OF PLAN. The Company shall have the right to fully or partially terminate the Plan at any time. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan (within the meaning of P.R. Code Section 1165 and regulations thereunder), an affected Participant's right to his Account Balance shall be 100% Vested.

16.5       MERGER. The Company shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each affected Participant a benefit equal to or greater than the benefit each such Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Company possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Section 1165(a) of the P.R. Code and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

In addition, in the case of a disposition of the stock of an Employer or of a disposition by the Employer as part of its business, the Company may, in its sole discretion, transfer balances in the Account of any or all affected Participants directly into another plan qualified under Section 1165(a) of the P.R. Code and maintained, or to be maintained, by the acquiring entity, or provide each affected Participant with the option to have such Participant's balances so transferred. In the case of an acquisition by the Employer of another business, the Company may approve the transfer directly to the Plan of the balances of any or all Eligible Employees of such business in any accounts maintained under any such qualified plan, or provide each Eligible Employee of such business with the option to have such employee's balances so transferred. With respect to any such balances transferred directly to the Plan, benefits protected by Section 1165(a) of the P.R. Code shall not be reduced or eliminated. Such balances, unless otherwise provided for in the disposition or acquisition agreement, as the case may be, shall be valued as of the Valuation Date agreed upon by the parties to the acquisition or disposition agreement and transferred as soon as practicable thereafter.

16.6       EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan or any modification or amendment to the Plan, or the payment of any benefit, shall give any Participant the right to continued employment, or any legal or equitable right against the Employer, an Employee of the Employer, the Plan Administrator, the Trustee, or their agents or employees, except as expressly provided by the Plan, the Trust, ERISA or the P.R. Code or by a separate agreement.

16.7       STATE LAW. The laws of Puerto Rico, without regard to conflicts of law principles, shall determine all questions arising with respect to the provisions of this Plan, except to the extent Federal statute supersedes Puerto Rico law.

APPENDIX A

INVESTMENT OPTIONS

This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and Title 29 of the Code of Federal Regulations Section 2550.404c-1, and the Fiduciaries of this Plan shall have no liability for any losses which are the direct and necessary result of investment instructions given by the Participant. The Participant may direct the investment of all contributions, other than Employer Matching Contributions that are not Vested, made under the Plan, among the following investment options:

(a) the "Honeywell Common Stock Fund," a separate fund invested primarily in Honeywell Common Stock and, for purposes of liquidity, in commingled short-term investment funds offered by the Trustee;

(b) the "Short Term Fixed Income Fund," a separate fund intended to achieve a relatively steady rate of return that reflects shorter-term interest rates and may be invested in any of the following: (i) in commingled short term investment funds offered by the Trustee and/or money market securities with maturities of less than thirteen months; (ii) in an investment contract or contracts, with one or more insurance companies and/or one or more banks, and with average maturities of three and one-half years or less; and (iii) in any other type of investment that is accounted for on a book value basis provided the issuer is not the Company or any Subsidiary or Affiliated Company, except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company may be held in a commingled fund invested in by the Trustee or investment manager.

(c) the "Investment Grade Bond Fund," a separate fund with an intermediate maturity profile and assets invested in investment-grade fixed income securities other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled fund invested in by the Trustee or investment manager), in fixed income securities issued or guaranteed by the United States of America and, for purposes of liquidity, in commingled short-term investment funds offered by the Trustee.

(e) the "Value/Yield Equity Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of broad measures of the stock market, such as the Standard & Poor's Composite 500 Stock Index and Dow Jones Industrial Average. The fund's managers invest primarily in common stocks (but may also be invested in preferred stocks, bonds, debentures or preferred stock convertible into common stocks) of issuers with favorable value and/or dividend yield characteristics other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled account invested in by the Trustee or investment manager), other similar types of investments, and for purposes of liquidity, in stock index futures funds and/or commingled short-term investment funds offered by the Trustee;

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(f) the "S&P 500 Equity Index Fund," a commingled fund that invests in the common stocks included in the Standard & Poor's Composite 500 Stock Index and is constructed in such a way that the returns on the fund (which include dividends) should follow the returns of the Index. The fund may include securities of the Company or any Subsidiary or Affiliated Company, stock index futures and, pending the selection and purchase of investments of the type herein described and for purposes of liquidity, stock index futures and/or funds and/or commingled short-term investment funds offered by the Trustee;

(g) the "Growth Equity Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of broad measures of the stock market, such as the Standard & Poor's Composite 500 Stock Index and Dow Jones Industrial Average. The fund's managers invest primarily in common stocks (but may also be invested in preferred stocks, bonds, debentures or preferred stocks convertible into common stocks) of issuers with favorable growth characteristics other than securities of the Company or any Subsidiary or Affiliated Company (except to the extent that any such securities of the Company or any Subsidiary or Affiliated Company are held in a commingled account invested in by the Trustee or investment manager), other similar types of investments and for purposes of liquidity, in stock index futures funds and/or commingled short-term investment funds offered by the Trustee;

(h) the "International Stock Fund," a commingled fund that invests in stock of companies outside the United States and is constructed in such a way that the return on such investments, including dividends, should follow the MSCI EAFE Index, and which, pending the selection and purchase of investments of the type herein described and for purposes of liquidity, may be invested in stock index futures and/or in commingled short-term investment funds offered by the Trustee;

(i) the "Small-Cap Stock Fund," a multi-manager fund intended to achieve, over an extended period of time, returns representative of small-cap U.S. stocks as represented by the Russell 2000 Stock Index, a widely-used measure of small-cap stock performance. While the underlying portfolios may differ in style (growth vs. value), the fund is constructed to be relatively style-neutral. Pending the selection and purchase of investments of the type herein described, and for purposes of liquidity, the fund may also be invested in commingled short-term investment funds offered by the Trustee, and

(j)the “Target Date Funds”, privately offered, collective investment funds which allocate assets among several asset classes, are targeted to a specific retirement date and automatically reduce equity exposure and risk over time, becoming more conservative as the specific retirement date approaches. The following comprise the Target Date Retirement Funds: the Target Retirement Fund, Target Date 2010 Fund, Target Date 2015 Fund, Target Date 2020 Fund, Target Date 2025 Fund, Target Date 2030 Fund, Target Date 2035 Fund, Target Date 2040 Fund, Target Date 2045 Fund and Target Date 2050 Fund.

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APPENDIX B

Intentionally Reserved

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APPENDIX C

PROVISIONS RELATING TO EMPLOYER MATCHING CONTRIBUTION

1.            INTRODUCTION AND PURPOSE. The purpose of this Appendix C is to set forth specific Plan provisions that apply to Employer Matching Contributions. The other terms of the Plan shall apply to such Participants unless different terms are specifically set forth in this Appendix C. In the event that there is a conflict between the other terms of the Plan and the terms of this Appendix C, the terms of this Appendix C shall control.

2.            EMPLOYER MATCHING CONTRIBUTION. The Employer shall make Employer Matching Contributions to each Participant's Employer Matching Contribution Account equal to 50% of Matched Contributions made by a Participant, beginning with a Participant's first Month of Participation following completion of one Year of Vesting Service;

Notwithstanding the above, the Employer may decrease the Employer Matching Contribution allocable to any Participant if such decrease is necessary to ensure that the limitations of Sections 6.2 and 6.5 are satisfied.

For purposes of this Appendix C, "Matched Contributions" shall mean the portion (up to 6% of Base Pay) of the Before-Tax Contribution and/or After-Tax Contribution which is matched by the Employer. For purposes of determining Matched Contributions, Before-Tax Contributions shall not include those contributions that a Participant elects to contribute pursuant to a Catch-Up Contribution Election; Before-Tax Contributions that are recharacterized as Catch-Up Contributions pursuant to Section 6.3(d), or Catch-Up Contributions that are recharacterized as Before-Tax Contributions.

APPENDIX D

Intentionally Reserved

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